EXHIBIT (a)(1)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

CATELLUS DEVELOPMENT CORPORATION

OFFER TO EXCHANGE CERTAIN

OUTSTANDING CATELLUS STOCK OPTIONS

EXPIRES OCTOBER 29, 2003

OFFER CIRCULAR

Catellus Development Corporation (“Catellus,” “we” or “us”) is offering certain of our employees the right to exchange certain outstanding Catellus stock options for the right to receive a replacement restricted stock or restricted stock unit award under our 2000 Performance Award Plan. This offer is referred to as the “Offer.” The terms and conditions of the Offer and the right to receive a replacement award are described in this Offer Circular (“Offer Circular”). This Offer Circular applies to those persons who are eligible to participate in the Offer and who are eligible to elect to receive restricted stock or restricted stock units (“RSUs”) in exchange for their Eligible Options. You are eligible to choose between restricted stock or RSUs only if you are eligible to participate in the Catellus Development Corporation Deferred Compensation Plan, which generally covers vice presidents or more senior officers of Catellus or senior vice presidents or more senior officers of one or more of our subsidiaries. All other eligible persons will only be entitled to receive shares of restricted stock in exchange for their Eligible Options. If you are eligible to participate in the Offer, but you are not eligible to participate in the Catellus Development Corporation Deferred Compensation Plan, please refer to the applicable Offer Circular that describes the terms of the Offer that apply to you.

You may participate in the Offer only if selected by Catellus and Catellus or one of our subsidiaries employs you at the time the Offer expires. Even if you are eligible, you do not have to accept the Offer. If you are eligible to participate in the Offer, you may elect to tender in the Offer your outstanding Catellus stock options that were unvested as of December 1, 2002. We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options. For example, you may not tender those Catellus options that were outstanding but vested as of December 1, 2002. If you are eligible, you may accept the Offer with respect to all or none of your Eligible Options; you cannot accept the Offer with respect to only a portion of your Eligible Options.

If you want to accept the Offer with respect to your Eligible Options, we must receive your election to accept the Offer by the time the Offer expires. The expiration time of the Offer is 5:00 p.m., Pacific Standard Time, on October 29, 2003. We may, however, extend the expiration time. This Offer Circular includes more detailed instructions for making an election to accept the Offer. We are also providing to you along with this Offer Circular an Individualized Statement showing your options that qualify as Eligible Options. If you accept the Offer, your Eligible Options will terminate at the time the Offer expires and you will release all of your rights with respect to your Eligible Options. We will then grant a replacement restricted stock or RSU award (“Replacement Award”) to you on November 3, 2003 (or, if this is not a trading day, the first trading day after November 3, 2003) if you are still employed by Catellus on that date. We will extend the grant date of the Replacement Awards if we extend the expiration time of the Offer.

Subject to the employment requirement described above, if you accept the Offer, we will grant you a Replacement Award of restricted shares or RSUs calculated pursuant to a specified exchange ratio as described in this Offer Circular. The number of restricted shares or RSUs, as applicable, may be adjusted, however, for any stock splits, recapitalizations and similar events that occur before the Replacement Awards are actually granted. If you accept the Offer, you must indicate on your election form whether you want your Replacement Award to be granted in the form of restricted stock or RSUs. All Replacement Awards will be granted under our 2000 Performance Award Plan and will be subject to a new three-year vesting schedule. This is the case even if any of your Eligible Options were vested before the Offer commenced or become vested before the Offer expires. The other terms and conditions of the Replacement Awards are described in more detail in this Offer Circular.

We must provide you with detailed information because the Offer is a legal proceeding. While we recognize that you may feel intimidated by the length of this Offer Circular, it is important that you read the detailed terms of the Offer and other information contained and referred to in this Offer Circular. Capitalized terms used in this Offer Circular are defined in this Offer Circular.

The Date of this Offer Circular is October 1, 2003.

TABLE OF CONTENTS

Summary of Offer Expiring October 29, 2003	1
Risk Factors	6
Terms of the Offer	9
Background and Reasons for the Offer	9
The Offer	11
The Calculation of Replacement Awards	17
Description of Terms and Conditions of Replacement Awards to be Granted in November 2003	19
Other Provisions; Administration	25
Section 16 Consequences	31
Federal Income Tax and Social Security Consequences	31
Additional Information; Incorporation of Documents by Reference	36
Appendix A – Exchange Offer Ratios	A-1
Attachments:
A. Prospectus for 2000 Performance Award Plan
B. Form of Restricted Stock Award Agreement
C. Form of RSU Award Agreement
D. Selected Financial Data

INDEX OF DEFINED TERMS

Page
2000 Plan	19
Cancelled Options	3
Catellus	cover page, 1
Catellus REIT	1, 9
Code	24
Company	1
Compensation Committee	10
dividend equivalent rights	22
Election Form	3
Eligible Options	cover page, 2, 11
Exchange	2
FICA	33
FIN 44	1, 16
Offer	cover page
Offer Circular	cover page
REIT conversion	1, 9
Replacement Award	cover page, 3
Replacement Award Agreement	19
Replacement Award Grant Date	4
Restricted Stock Agreement	19
RSU Agreement	19
RSUs	cover page
SEC	19, 30
Section 83(b) Election	32
Special E&P Distribution	1, 10

SUMMARY OF OFFER EXPIRING OCTOBER 29, 2003

The following is a summary of some of the key terms and conditions of the Offer. It is important that you read the detailed terms of the Offer that are contained in the “Terms of the Offer” section in this Offer Circular. You should also be sure to read the “Risk Factors” section in this Offer Circular and the other information contained and referred to in this Offer Circular.

•	Reasons for the Offer. In March 2003, we announced that our board of directors had determined that it would be in the best interest of Catellus and our stockholders if Catellus elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. As a result, our board approved, subject to approval of our stockholders, a plan to restructure Catellus into a REIT. In connection with the plan, Catellus SubCo., Inc. (referred to as “Catellus REIT”) was formed as a wholly-owned subsidiary of Catellus. Catellus REIT controls Catellus Operating Limited Partnership, which was recently formed under the plan. Catellus will be merged with and into Catellus Operating Limited Partnership. In the merger, each Catellus stockholder will receive one share of Catellus REIT common stock for each share of Catellus common stock. Following the merger, Catellus REIT will be renamed “Catellus Development Corporation” and will succeed to and continue to operate the existing business of Catellus directly and indirectly through Catellus Operating Limited Partnership. We refer to this plan, including the related restructuring transactions, as the REIT conversion. At our Annual Meeting in September 2003, our stockholders approved the REIT conversion.

To qualify as a REIT, we will make a special distribution to stockholders of earnings and profits accumulated during the years prior to the REIT conversion, which we refer to as the “Special E&P Distribution,” and will begin paying quarterly dividends. We expect the Special E&P Distribution to be declared in the fourth quarter of 2003 and to be payable in December 2003. Catellus stock options (including Catellus options that do not qualify as Eligible Options, as well as any Eligible Options that are not tendered in the Offer) that are not exercised and are outstanding immediately prior to the REIT conversion will, in the REIT conversion, be converted into options to acquire an equal number of shares of Catellus REIT at the same per share exercise price as the original Catellus options. The exercise price and number of shares subject to these options will be adjusted in accordance with FASB Interpretation No. 44 (“FIN 44“) to maintain the same “in the money” value of the options and the same ratio of exercise price to fair market value after the Special E&P Distribution as before the distribution. However, we do not expect that any of the Catellus or Catellus REIT options will be adjusted for any routine quarterly cash dividends that are expected to be paid in the future, nor will option holders be entitled to receive such quarterly cash dividends.

Neither Catellus nor Catellus REIT will pay dividends with respect to stock options. You may exercise your vested Catellus stock options in order to participate in any future Catellus or Catellus REIT dividends, including the Special E&P Distribution. However, unvested options may not be exercised and, therefore, the holders of unvested options do not have the ability to receive future distributions until such options vest. Our board of directors approved the Offer so that you have an opportunity to exchange your Eligible Options for a Replacement Award. The Replacement Awards will participate in future dividends (or dividend equivalents in the case of RSUs). Of course, you do not have to accept the Offer. In making your decision, be sure to bear in mind the factors described under “Risk Factors” below.

•

Optionees eligible for the Offer. You must be selected by Catellus and an employee of the Company at the expiration time of the Offer in order to participate in the Offer. The term “Company” is used in this Offer Circular to mean Catellus and/or any other corporation or entity the majority of the voting stock or equity interests of which is owned or controlled, directly or indirectly, by Catellus, as the context requires.

•	Options eligible for the Offer. The stock options that may be tendered in the Offer are only those Catellus stock options that were granted under our equity compensation plans and were unvested as of December 1, 2002, and that are outstanding and unexercised at the time the Offer expires. These options are referred to as your “Eligible Options.” If you accept the Offer, your Eligible Options will be exchanged (the “Exchange”) for the conditional right to be granted either shares of restricted stock (also referred to as restricted shares) or RSUs, at your election. The Offer is being made on an “all or nothing” basis, which means that if you accept the Offer you agree to tender all of your Eligible Options in the Exchange. You may not elect to tender only a portion of your Eligible Options. In addition, unless you revoke your acceptance of the Offer before the Offer expiration time, once you submit your election form to Catellus you will not be able to exercise Eligible Options that are vested or become vested prior to the date that the Offer expires.

For details of the Offer, see the “Terms of the Offer” section of this Offer Circular generally. The right to a Replacement Award is conditional because you must be a full-time employee of the Company on the date that the Replacement Awards are granted in order to receive a Replacement Award. If you accept the Offer and you are not a full-time employee of the Company on the date that the Replacement Awards are granted, you will not be granted a Replacement Award and your tendered Eligible Options will not be reinstated.

•	Additional information about the Offer. If you have been selected by Catellus as eligible to participate in the Offer, we are providing to you along with this Offer Circular an Individualized Statement that shows which of your options are considered Eligible Options so you can complete the election form required in connection with the Offer. If you need another copy of the Individualized Statement, you may contact Jaime Gertmenian, our Vice President of Human Resources and Administration, at jaime_gertmenian@catellus.com or at the following address or telephone or fax number:

Jaime Gertmenian

Vice President, Human Resources and Administration

Catellus Development Corporation

800 North Alameda Street, Suite 100

Los Angeles, California 90012-2902

tel: 213-473-3169

fax: 213-626-1246

If you have questions regarding the Offer, please contact Jaime Gertmenian at the address, telephone number or email address given above, or Willie Bogan, our Vice President and Associate General Counsel, at willie_bogan@catellus.com or at the following address or telephone or fax number:

Willie C. Bogan

Vice President and Associate General Counsel

Catellus Development Corporation

201 Mission Street, Second Floor

San Francisco, California 94105

tel: 415-974-4553

fax: 415-974-4613

Please be sure to allow at least five business days for Jaime or Willie to respond to your request.

We understand that the decision whether or not to participate in the Offer will be a challenging one for many employees. The Offer does carry considerable risk, and there are no guarantees as to either our future stock performance or whether the Replacement Awards will ultimately have the same value as, or a greater or lesser value than, your Eligible Options. Therefore, the decision to participate in the Offer must be your personal decision, and it will depend largely on your assumptions about the future overall economic environment, the performance of the overall market and companies in our sector, and our own business, performance, dividend payments and stock price.

•	How to Accept the Offer. First, review the information in this Offer Circular and the documents referred to in this Offer Circular. Then, complete, sign and date the Election Form and Release Agreement (the “Election Form”) referred to in the response to Question 7 below. You must file the Election Form with us in the manner and within the time period indicated in that response in order to accept the Offer.

By accepting the Offer, you: (1) agree to the cancellation of your Eligible Options, (2) agree to release all of your rights and remedies with respect to your Eligible Options, except the conditional right to the grant of a Replacement Award as described in this Offer Circular and (3) if you elect to receive your Replacement Award in the form of restricted stock, agree to receive the Special E&P Distribution (if declared and paid) in the form of the a combination of cash and Catellus REIT common stock, with the ratio of cash to common stock determined as described in this Offer Circular. Your release will be void if we withdraw the Offer before the expiration time of the Offer. Although we currently expect that the REIT conversion will be completed, we reserve the right at any time to delay or even terminate the REIT conversion. Note that once the Exchange is completed we will not reinstate the Eligible Options tendered in the Offer even if we ultimately determine not to proceed with the REIT conversion. The Replacement Awards would, of course, continue in accordance with their terms in such circumstances.

•	Expiration Time. The Offer will expire at 5:00 p.m., Pacific Standard Time, on October 29, 2003. We may, however, extend the Offer. If you want to accept the Offer with respect to your outstanding Eligible Options, we must receive your election before the expiration time of the Offer; otherwise, you will be deemed to have rejected the Offer.

•	Consequences of Not Accepting the Offer. As indicated above, you do not have to accept the Offer. If you decline, or if you do not timely return a valid election to accept the Offer, your Eligible Options will remain outstanding subject to their existing terms and, to the extent then outstanding, will be adjusted and assumed by Catellus REIT in connection with the REIT conversion as described above.

•	Grant of Replacement Awards. If you accept the Offer, your Eligible Options will terminate at the expiration time of the Offer. These terminated Eligible Options are referred to as your “Cancelled Options.” You will then have a conditional right to receive a grant of either restricted shares or RSUs from us. The award of restricted shares or RSUs that we will grant is referred to as a “Replacement Award.” The right to a grant of a Replacement Award is conditional because you must be a full-time employee of the Company on the date that the Replacement Awards are granted in order to receive a Replacement Award grant.

Restricted shares are shares of Catellus common stock issued in your name on the grant date that are subject to forfeiture during the vesting period. RSUs are bookkeeping entries, used solely as a device to determine the number of shares of Catellus common stock to be eventually distributed to you, that are also subject to forfeiture during the vesting period. If your Replacement Award is in the form of restricted shares, you will be entitled to dividend and voting rights on those shares with respect to any dividend or voting record date that occurs after the shares have been issued in your name and while you still own those shares. If your Replacement Award is in the form of RSUs, you will not have any voting rights with respect to the RSUs but you will be entitled to dividend equivalent payments as described in more detail in this Offer Circular. If you accept the Offer, you are given the choice between RSUs and restricted shares because your tax consequences will be different depending on which form of Replacement Award you receive.

As mentioned above, if you accept the Offer, you must also elect to receive your Replacement Award as either a grant of restricted shares or a grant of RSUs. You may not elect to receive a combination of the two. If you accept the Offer and you do not make a valid Replacement Award election, you will be deemed to have elected a Replacement Award in the form of restricted shares. While you may change your Replacement Award election before the Offer expires, you cannot change your Replacement Award election after the expiration time of the Offer.

The number of restricted shares or RSUs you will receive in exchange for your Cancelled Options will be determined based on the number of your Eligible Options and the specified exchange ratios that are described in this Offer Circular. The exchange ratios will be the same regardless of whether you elect to receive restricted shares or RSUs. Both restricted shares and RSUs will be subject to a new three-year vesting schedule even if your Eligible Options are scheduled to be vested at the time the Offer expires.

It is very important that you read this Offer Circular, its attachments, and all of the documents referred to in this Offer Circular in making your decision to participate in the Exchange.

The Replacement Awards will be granted on November 3, 2003. If November 3, 2003 is not a trading day, the Replacement Award grant date will be the first trading day after November 3, 2003. If we extend the Offer, we will adjust the Replacement Award grant date to correspond to the new expiration time of the Offer. The date that the Replacement Awards are granted is referred to as the “Replacement Award Grant Date.”

•	Consequences of accepting the Offer on the Special E&P Distribution. As mentioned above, Catellus will be making a Special E&P Distribution to its stockholders in connection with the REIT conversion. Catellus expects to offer its stockholders of record the right to elect to receive the portion of the Special E&P Distribution with respect to their shares in the form of cash, shares of Catellus REIT common stock or a predetermined combination of cash and Catellus REIT common stock. If you elect to participate in the Offer and you elect to receive a Replacement Award in the form of restricted shares, you must also agree to receive your portion of the Special E&P Distribution (if declared and paid) with respect to your restricted shares in a combination of cash and Catellus REIT common stock, with the ratio of cash to common stock determined as described in this Offer Circular. The shares of Catellus REIT common stock that you will receive in the Special E&P Distribution will be subject to vesting to the same extent as the restricted shares to which they relate.

If you elect RSUs, you will be entitled to receive dividend equivalents in cash and additional RSUs in the same percentages as if you were a stockholder of record for the Special E&P Distribution. The dividend equivalent RSUs that you will receive in the Special E&P Distribution (if declared and paid) will also be subject to vesting to the same extent as the RSUs to which they relate.

Our board of directors has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our board of directors, our management, or our affiliates or agents makes any recommendation whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial status, you should consult your financial advisor.

RISK FACTORS

The value of your Eligible Options may be the same as, or greater or lesser than, the Replacement Award offered to you in the Exchange. As noted below, the Replacement Awards will be subject to a new three-year vesting schedule and are taxed differently from options. In certain circumstances, you will not be granted a Replacement Award even if you tendered Eligible Options that terminated in connection with the Exchange.

If you accept the Offer, your Eligible Options will terminate. If you accept the Offer, your Eligible Options will terminate at the expiration time of the Offer and, as described in more detail in the response to Question 12 below, you will release all of your rights with respect to your Cancelled Options (except the right to receive a Replacement Award on the terms and subject to the conditions described in this Offer Circular).

The Replacement Awards could have a lower value than your Eligible Options. The number of restricted shares or RSUs that you will be granted as a Replacement Award if you elect to tender your Eligible Options will be determined in the manner described in the response to Question 21 below. The exchange ratios that are used for this purpose have been calculated solely for purposes of this Offer. The actual value of your Eligible Options could be less than, more than, or equal to the value of the restricted shares or RSUs that you are being offered for your Eligible Options. Because the exchange ratios are not 1:1, you will receive fewer restricted shares or RSUs than the options that you exchange. Certain levels of stock price appreciation could render your Eligible Options more valuable than the restricted shares or RSUs that you are being offered for those options. In light of these and other risks of tendering, you may be better off keeping your Eligible Options rather than tendering them in the Exchange.

The current price of Catellus common stock may not be indicative of the price of Catellus REIT common stock following the REIT conversion. To the extent that you consider the current value and possible future value of Catellus common stock, and possible future value of Catellus REIT’s common stock after the REIT conversion, in evaluating the potential risks and benefits of the Offer, you should keep in mind that Catellus’ current stock price may not be indicative of how the market will value Catellus REIT common stock following the REIT conversion. Differences in valuation may exist because of the effect of the distribution of stock and cash in connection with the Special E&P Distribution and the change in Catellus’ organization from a taxable corporation to a REIT. In addition, the current stock price of Catellus reflects the current market valuation of Catellus’ current business and assets (including the cash and stock that may be distributed in connection with the Special E&P Distribution) and does not necessarily take into account the changes in Catellus’ business and operations that will occur in connection with the REIT conversion. Catellus’ current stock price also is, and Catellus REIT’s common stock will be, affected by general market conditions and the economic and market perception of REIT stocks.

There are no guarantees as to future dividends. Although we intend to declare regular quarterly dividends payable to holders of Catellus common stock or Catellus REIT common stock, as the case may be, starting for the third quarter of 2003 in an amount equal to $0.30 per existing share of Catellus common stock, the actual amount of the dividend will be as determined and declared by our board of directors and will depend upon, among other factors, our financial condition and earnings. Accordingly, there are no guarantees as to future dividend payments or dividend payment amounts. Changes in our dividend policy could affect our stock prices and could affect whether you would have been better off keeping your Eligible Options rather than tendering them in the Exchange.

The Replacement Awards are subject to a new vesting schedule. The Replacement Awards will vest over three years from the Replacement Award Grant Date. Therefore, if you accept the Offer and your employment terminates before your Replacement Award vests, your unvested restricted shares or RSUs subject to your Replacement Award will be forfeited even though the Cancelled Options that you exchanged had already vested or may have vested if you had not exchanged them.

On March 3, 2003, we announced that, as part of the REIT conversion, the Company would be restructuring some of its operations. This restructuring may result in the elimination of certain job positions. A layoff constitutes a termination of your employment with the Company. If you are laid off before your Replacement Award is fully vested, your Replacement Award will terminate and be forfeited to the extent that the restricted shares or RSUs are not vested at the time you are laid off even if your Eligible Options would have been fully vested at that time if you had not accepted the Offer. Your Eligible Options will not be reinstated in these circumstances.

If you terminate employment with the Company before the Replacement Award Grant Date, you will not receive a Replacement Award. You have no right to continued employment with the Company. If you resign, quit or die, or if your employment with the Company terminates for any reason whatsoever after the expiration time of the Offer and before the Replacement Award Grant Date, we will not grant you a Replacement Award and you will not have a right to any of your Cancelled Options. You will not receive any other consideration for your Cancelled Options or with respect to the Replacement Award that you otherwise would have received.

The Replacement Awards have different risks than your Cancelled Options. You will have the choice of whether to receive restricted shares or RSUs. Because RSUs represent the right to receive shares of stock at the future payment date, your rights to the grant and payment of RSUs are only those of a general unsecured creditor of Catellus (and after the REIT conversion, Catellus REIT). The payment of the RSUs is subject to Catellus’, and after the REIT conversion, Catellus REIT’s, continued solvency. In addition, the economic effect of RSUs is similar to an investment in Catellus common stock. However, unlike a shareholder, you cannot sell or pledge your RSUs and your RSUs do not carry any voting, dividend or other shareholder rights (although RSUs do earn “dividend equivalents”).

Both restricted shares and RSUs are non-transferable and illiquid and thus their “value” is at full market risk until restricted shares vest and RSUs are paid to you in the form of unrestricted shares. You may lose value to the extent of any decline in the fair market value of the Catellus common stock or its failure to increase at a rate commensurate with lost opportunities. We cannot assure appreciation or return on your restricted shares or RSUs.

The REIT Conversion may not be completed. Even if the Offer is completed, we may not complete the REIT conversion. No decision has been made as to whether we would continue to pay quarterly dividends if for any reason we did not complete the REIT conversion. If the REIT conversion is not completed, we will not reinstate any Eligible Options tendered in the Offer although the Replacement Awards will be granted and will continue in accordance with their terms. However, in these circumstances, you may have been better off if you had continued to hold your Eligible Options rather than exchanging them for a Replacement Award because, among other factors, one of the principal benefits of the Replacement Awards (the ability to participate in quarterly dividends) would have been diminished.

If you accept the Offer, you will not have a choice as to the form of consideration you will receive in the Special E&P Distribution. Catellus stockholders of record on the record date for the Special E&P Distribution will have the right to elect to receive the portion of the Special E&P Distribution with respect to their shares in the form of cash, Catellus REIT common stock or a predetermined combination of cash and Catellus REIT common stock. If you accept the Offer and elect a Replacement Award of restricted shares, you must also agree to receive the portion of the Special E&P

Distribution (if declared and paid) with respect to your restricted shares in a combination of cash and Catellus REIT common stock, with the ratio of cash to common stock determined as described in this Offer Circular. In other words, by accepting the Offer you agree to waive your ability to choose either cash or Catellus REIT common stock as the form of the Special E&P Distribution with respect to your restricted shares.

Our board of directors has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our board of directors, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial status, you should consult your financial advisor.

TERMS OF THE OFFER

The precise terms and conditions of the Offer are contained in the responses to the following questions:

•	Background and Reasons for the Offer: Questions 1 through 2

•	The Offer: Questions 3 through 20

•	The Calculation of Replacement Awards: Question 21

•	Description of Terms and Conditions of Replacement Awards to be Granted in November 2003: Questions 22 through 40

•	Other Provisions; Administration: Questions 41 through 50

•	Section 16 Consequences: Question 51

•	Federal Income Tax and Social Security Consequences: Questions 52 through 58

Capitalized terms not otherwise defined in this section have the meanings given to them elsewhere in this Offer Circular. See the Index of Defined Terms at the start of this document.

Background and Reasons for the Offer

This section generally describes why we are making the Offer and answers some questions that you may have regarding the general structure of the Offer.

1.	Why is Catellus making the Offer?

In March 2003, we announced that our board of directors had determined that it would be in the best interest of Catellus and our stockholders if Catellus elected to be treated as a real estate investment trust, or REIT, for federal income tax purposes. As a result, our board approved, subject to approval of our stockholders, a plan to restructure Catellus into a REIT. In connection with the plan, Catellus SubCo., Inc. (referred to as “Catellus REIT”) was formed as a wholly-owned subsidiary of Catellus. Catellus REIT controls Catellus Operating Limited Partnership, which was recently formed under the plan. Catellus will be merged with and into Catellus Operating Limited Partnership. In the merger, each Catellus stockholder will receive one share of Catellus REIT common stock for each share of Catellus common stock. Following the merger, Catellus REIT will be renamed “Catellus Development Corporation” and will succeed to and continue to operate the existing business of Catellus directly and indirectly through Catellus Operating Limited Partnership. We refer to this plan, including the related restructuring transactions, as the REIT conversion. At our Annual Meeting in September 2003, our stockholders approved the REIT conversion.

As part of the REIT conversion, we intend to declare regular quarterly dividends payable to holders of Catellus common stock or Catellus REIT common stock, as applicable, starting for the third quarter of 2003 in an amount equal to $0.30 per existing share of Catellus common stock, although the actual amount of this dividend will be as determined and declared by our board of directors and will depend upon, among other factors, our financial condition and earnings. In addition, in order to qualify as a REIT for federal income tax purposes, Catellus REIT and/or Catellus, as its predecessor, must have distributed all of the accumulated “earnings and profits” of Catellus and Catellus REIT attributable to non-REIT taxable years to its stockholders in one or more taxable dividends prior to the end of the first full taxable year for which the REIT election of Catellus REIT is effective, which we currently expect to be the year 2004. Accordingly, we plan to make a special one-time dividend of these “earnings and profits,” which we refer to as the “Special E&P Distribution,” to our stockholders. We expect the Special E&P Distribution to be declared in the fourth quarter of 2003 and payable in December 2003.

Holders of vested options to acquire Catellus stock, however, will not be entitled to receive either the Special E&P Distribution or future dividends unless they exercise their options in which case they will give up the future value of the options. Holders of Eligible Options will not be eligible to exercise their options (unless they have subsequently vested since December 1, 2002) and, therefore, cannot receive either the Special E&P Distribution or future dividends. Early in the process of examining the desirability of converting Catellus to a REIT, the board of directors recognized that such a conversion could affect the Company’s outstanding stock options. The board was concerned that adjustments be made to such options so that holders of options would have equity-based incentives after the conversion that approximated the value of their options before the conversion. This would assist in keeping the interests of management and the stockholders aligned.

After study, the Compensation and Benefits Committee of our board of directors (the “Compensation Committee”) and the board of directors decided to offer holders of Eligible Options the opportunity to exchange their options for shares of Catellus restricted stock. They also decided to offer certain option holders the opportunity to exchange their Eligible Options for RSUs (which would permit a tax deferral) instead of restricted stock of equivalent value. Therefore, we are offering this program on a voluntary basis to allow our employees to choose whether to keep their Eligible Options, or to cancel those options for a conditional promise to be granted a Replacement Award of restricted shares or RSUs that would participate in future dividends (or dividend equivalents in the case of RSUs). We are not required to make this Offer and you do not have to accept this Offer.

Catellus stock options (including Catellus options that do not qualify as Eligible Options, as well as any Eligible Options that are not tendered in the Offer) that are not exercised and are outstanding immediately prior to the REIT conversion will, in the REIT conversion, be converted into options to acquire an equal number of shares of Catellus REIT at the same per share exercise price as the original Catellus options. In addition, the per share exercise price of the Catellus or Catellus REIT options, as the case may be, that are outstanding on the record date for the Special E&P Distribution will be reduced and the number of shares covered by such options will be increased in accordance with FIN 44 to maintain the same “in the money” value of the options and the same ratio of exercise price to fair market value after the Special E&P Distribution as before the distribution. However, we do not expect that any of the Catellus or Catellus REIT options will be adjusted for any routine quarterly cash dividends that are expected to be paid in the future, nor will option holders be entitled to receive such quarterly cash dividends.

2.	Why is Catellus making the Offer at this time?

We currently expect to pay dividends for the third and fourth quarters of 2003 and expect that Catellus REIT will continue to pay quarterly dividends following the REIT conversion. Since any Replacement Awards will participate in future dividends (or dividend equivalents in the case of RSUs), we are making this Offer so that it is scheduled to expire and Replacement Awards are scheduled to be granted before the record date for our third quarter 2003 dividend payment.

The Offer

This section describes the terms of the Offer, including the deadline for accepting the Offer, eligibility rules, how to accept the Offer, which options may be tendered in the Offer, and other terms and conditions of the Offer. The terms of the Offer set forth in this Offer Circular control if there is any inconsistency between this Offer Circular and any other document.

3.	What is the deadline for the Offer?

If you want to accept the Offer, the deadline for submitting your Election Form is 5:00 p.m., Pacific Standard Time, on October 29, 2003, unless we, in our sole discretion, extend the Offer. If you do not return your Election Form before that deadline, you will not be allowed to participate in the Exchange.

4.	Who is eligible to participate in the Offer?

You are eligible to participate in the Offer only if Catellus provides you with an Individualized Statement showing your options that qualify as Eligible Options. You must also be a full-time employee of the Company at the expiration time of the Offer in order to participate in the Offer.

This Offer Circular applies to those persons who are eligible to participate in the Offer and who, as of the expiration time of the Offer, are eligible to participate in the Catellus Development Corporation Deferred Compensation Plan. The Catellus Development Corporation Deferred Compensation Plan generally covers vice presidents or more senior officers of Catellus or senior vice presidents or more senior officers of one or more of our subsidiaries. All other eligible persons will only be entitled to receive shares of restricted stock in exchange for their Eligible Options and will not be given the choice between restricted stock and RSUs. If you are not eligible to participate in the Catellus Development Corporation Deferred Compensation Plan, please refer to the applicable Offer Circular that describes the terms of the Offer that apply to you.

5.	What are the conditions to the Offer?

The Offer is conditioned on your being employed with the Company, as described in the response to Question 4 above, at the expiration time of the Offer. In addition, the Offer is conditioned on your satisfactorily completing and returning to us your Election Form by 5:00 p.m., Pacific Standard Time, on October 29, 2003, as described in the response to Question 7 below. You should also refer to the termination of employment rules described in the responses to Questions 14 through 16 below.

6.	What stock options may I tender/exchange in the Offer?

If you are eligible to participate in the Offer, the stock options that you may tender in the Exchange are your Catellus stock options that were granted under our equity compensation plans and were unvested as of December 1, 2002, and that are outstanding and unexercised at the time the Offer expires. These stock options are referred to as your “Eligible Options.” The Offer is being made on an “all or nothing” basis, which means that if you accept the Offer, you accept it as to all of your Eligible Options. You may not elect to tender only a portion of your Eligible Options in the Exchange. Unless you revoke your acceptance of the Offer before the Offer expiration time, once you submit your Election Form to Catellus you will not be able to exercise Eligible Options that vest prior to the date that the Offer expires.

7.	How may I accept the Offer?

Read Offer Circular and Election Form. To accept the Offer, you should first review this Offer Circular and the documents referred to in this Offer Circular.

Assemble Option Information. You should then assemble the option information that you will need to complete the Election Form. We are providing to you along with this Offer Circular an Individualized Statement showing your Eligible Options. If you need another copy of your Individualized Statement, please contact Jaime Gertmenian at jaime_gertmenian@catellus.com or at the address or telephone or fax number given on page 2. Please be sure to allow at least five business days for Jaime to respond to your request.

You are responsible for confirming that the options included in your Individualized Statement satisfy the eligibility requirements described in the response to Question 6 above and for confirming that all of your Eligible Options are reflected in your statement. Any discrepancies should promptly be reported to Jaime Gertmenian at the email address, mailing address or telephone number given above.

Complete, Sign and Date Election Form. You should then complete, sign and date the Election Form that is being provided to you along with this Offer Circular. If you want to accept the Offer, you must indicate on the Election Form that you accept the Offer and agree to the terms of the release set forth in the Election Form.

If you want to accept the Offer, you must also indicate whether you would like to receive your Replacement Award in the form of restricted shares or RSUs. If you fail to validly elect the form of your Replacement Award, you will be deemed to have elected to receive your Replacement Award in the form of restricted shares.

Return Election Form. You should then send by inter-office mail or mail, courier, hand deliver (during normal business hours), or fax the completed, signed and dated Election Form to Catellus at the following address for receipt before 5:00 p.m., Pacific Standard Time, on October 29, 2003, or any later expiration time to which the Offer has been extended:

Jaime Gertmenian

Vice President, Human Resources and Administration

Catellus Development Corporation

800 North Alameda Street, Suite 100

Los Angeles, California 90012-2902

fax: 213-626-1246

We cannot accept Election Forms by e-mail or any other means of delivery other than those means identified above. For your convenience, a pre-addressed envelope is included with your package of Offer materials that is being sent to you for you to use to return your Election Form to us via inter-office mail. If you do not use the enclosed pre-addressed envelope to return your Election Form to Catellus via inter-office mail, you must pay all mailing or courier costs to deliver your Election Form to us. The method by which you deliver the signed Election Form to us is at your option and risk, even if you use the Catellus inter-office mail, and delivery will be effective only when the form is actually received by us. In all cases, you should allow sufficient time to ensure timely delivery. If we do not receive a valid Election Form from you prior to the deadline described in the response to Question 3, you will be deemed to have rejected the Offer.

If you do not receive an Election Form or need additional information, please contact Jaime Gertmenian at the email address, mailing address, or telephone number given above. If you request an Election Form, be sure to allow at least two business days for delivery to you.

We are not obligated, and no other person is obligated, to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be final and binding.

If you would like confirmation that we have received your Election Form, please contact Jaime Gertmenian at the email address or telephone number above. Note, however, that we will only confirm whether we have received something from you, not whether you completed the Election Form correctly.

Other. If the Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless we have waived this requirement, submit evidence satisfactory to Catellus of their authority to act in this capacity.

Your election to accept or reject the Offer, as well as your Replacement Award election, will become irrevocable upon the expiration time of the Offer. Be sure to read your Election Form. The effectiveness of any election that you may make to accept the Offer is subject to the eligibility conditions described in the response to Question 4 above.

Your election to participate in the Exchange pursuant to the terms and conditions described in this Offer Circular constitutes your acceptance of the terms and conditions of the Offer. Our acceptance for cancellation of your Eligible Options will constitute a binding agreement between you and us on the terms and subject to the conditions of this Offer Circular.

The Offer does not apply with respect to any options that you may own other than your Eligible Options.

You are responsible for the method of delivery of your Election Form and ensuring that we receive your Election Form before the expiration time of the Offer. You should allow sufficient time to ensure timely delivery of your Election Form. If you miss the deadline, you will not be allowed to participate in the Offer.

8.	Can I choose which options I want to tender?

No. If you accept the Offer, you accept the Offer as to all of your Eligible Options. You may not accept the Offer as to only a portion of your Eligible Options.

9.	Can I tender options that I have already exercised?

No. The Offer applies only to your Eligible Options that are unexercised and outstanding as of the expiration time of the Offer. It does not apply in any way to shares that you purchased by exercising an Eligible Option before the expiration time of the Offer. If you have exercised an Eligible Option, that option is no longer outstanding and is therefore not included in the Offer.

10.	Do I have to pay money or taxes if I accept the Offer?

You will not have to make any payments to us if you accept the Offer. If you accept the Offer, there will be no federal income taxes consequences either at the time you accept the Offer or at the time you receive a Replacement Award. Your Replacement Award, in the form you elect, will be taxed to you upon vesting or payment as described in the responses to Questions 53-58 below. The tax consequences of your Replacement Award will be different than the tax consequences of stock options.

11.	What if I change my mind?

If you file an Election Form and want to change or withdraw your election or change your Replacement Award election, you may do so by filing a new Election Form indicating your new acceptance or rejection of the Offer and/or your new Replacement Award election in accordance with the procedures described above so that we receive your new Election Form before the expiration time of the Offer. We will rely on the last Election Form that you validly file and we receive before the expiration time of the Offer.

If you want to change your election and you need a new Election Form, you may request one from Jaime Gertmenian at jaime_gertmenian@catellus.com or at the address or telephone or fax number given on page 2. Please be sure to allow at least five business days for Jaime to respond to your request.

12.	What is the release that is included in the Election Form?

By signing your Election Form and indicating that you accept the Offer, you (1) agree to cancel your Eligible Options, (2) agree to the provisions of a release set forth in the Election Form and (3) agree to receive the Special E&P Distribution (if declared and paid) with respect to any restricted shares you may receive as Replacement Awards in a combination of cash and Catellus REIT common stock, with the ratio of cash to common stock determined as described in the response to Question 20 below. The release will operate as an unconditional release by you and your trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity of all rights and remedies relating to your Cancelled Options.

By agreeing to the release, you agree that your Eligible Options, and all of your rights with respect to your Eligible Options, automatically terminate at the expiration time of the Offer. You retain, of course, your conditional right to receive a Replacement Award on the terms and conditions described in this Offer Circular.

13.	Can the Offer be modified?

Yes. Prior to the expiration time of the Offer, we may, in our sole discretion, extend, modify or revoke the Offer. We will notify you if the Offer is revoked. You will also be notified (and given an opportunity to change any Election Form that you may have previously filed) if we modify the Offer in any material manner. The Replacement Award Grant Date is scheduled to be November 3, 2003. If November 3, 2003 is not a trading day, the Replacement Award Grant Date will be the first trading day after November 3, 2003. If we extend the Offer, we will adjust the Replacement Award Grant Date to correspond to the new expiration time of the Offer.

Subject to our right to modify or revoke the Offer, the only condition to participating in the Offer is that you must be eligible (as described in the responses to Question 4 above) to participate in the Exchange as of the expiration time of the Offer. See the response to Questions 22-37 below for conditions applicable to Replacement Award grants.

We are not aware of any jurisdiction where the Exchange, the Offer, or the grant of Replacement Awards would violate applicable law. If we become aware of any jurisdiction where the Exchange or the Offer would violate applicable law, we will revoke the Offer in cases where applicable law cannot be satisfied. We may, where necessary, make Replacement Awards conditional on any required legal filings or approvals, modify the terms of the Replacement Awards to the extent necessary to satisfy applicable law, and we may delay the grant of Replacement Awards in cases where filings or approvals are required and have not been made or obtained, as the case may be.

14.	What happens if I accept the Offer but my employment terminates before the expiration time of the Offer?

If you accept the Offer but you cease to be an employee of the Company before the expiration time of the Offer, the release that you gave in accepting the Offer will be void and your Eligible Options will be treated as if they had not been tendered in the Offer.

15.	What happens if I accept the Offer but I go on leave before the expiration time of the Offer?

If you take a leave of absence, you will be treated as being employed by the Company for purposes of the Offer while on leave. This is true regardless of whether your leave is a paid leave of absence or an unpaid leave of absence.

16.	What happens if I accept the Offer but my employment terminates after the Offer expiration time but before the Replacement Award Grant Date?

If you die or if your employment with the Company terminates for any reason whatsoever after the Offer expiration time but before the Replacement Award Grant Date, we will not grant you a Replacement Award and you will not have a right to any of your Cancelled Options. In either case, you will not receive any other consideration for your Cancelled Options or with respect to the Replacement Award that you otherwise would have received. This is because the Replacement Award that you otherwise would have received would have been subject to a new three-year vesting schedule and, if your employment terminated upon or within the first year after grant, would have been entirely unvested and would have terminated in connection with the termination of your employment.

17.	What will happen to my Eligible Options if I do not accept the Offer?

Participation in the Offer is entirely voluntary. If you do not accept the Offer, your Eligible Options will remain outstanding in accordance with their terms and will be adjusted for the Special E&P Distribution, and will be assumed by Catellus REIT in the

REIT conversion, in the same manner as the Catellus stock options that do not qualify as Eligible Options.

The Eligible Options that are not tendered in the Exchange and the Catellus options that do not qualify as Eligible Options will be adjusted for the Special E&P Distribution in accordance with FASB Interpretation No. 44 (“FIN 44“). Under FIN 44, because the option holders would not receive the Special E&P Distribution, the number of shares would increase and the exercise price would be reduced in order to maintain the same “in the money” value of the options and the same ratio of exercise price to fair market value.

For example: Assume that the per share price of a share of Catellus common stock is $24 immediately before the Special E&P Distribution and the Special E&P Distribution is $4.00 per share. The assumed share price after the Special E&P Distribution is $20 per share. If an option holder has an option to buy 100 shares at $15 per share, the option post-distribution would be changed by decreasing the exercise price to $12.50 per share and by increasing the number of shares to 120. The ratio of exercise price to share price before distribution ($15/$24 = 0.625) is the same as the ratio of exercise price to share price after the distribution ($12.50/$20 = 0.625). The aggregate “in the money” value of the option after the adjustment is $900 (120 x ($20 – $12.50)) and the aggregate “in the money” value of the option before the adjustment is $900 (100 x ($24.00 – $15.00)).

18.	Will I be eligible to receive future grants of options under Catellus’ benefit plans?

If you accept the Offer, you will be ineligible to receive any additional stock option grants until six months after the Replacement Award Grant Date. This is because making new option grants to you would result in potential accounting charges that we wish to avoid. If you do not accept the Offer, you continue to be eligible for additional option grants. In other words, the six month ineligibility period for grants will not apply to you. However, we do not have any current intention to grant new options for the six-month period following the Replacement Award Grant Date.

19.	Is there any tax consequence to my participation in the Exchange?

If you exchange your Eligible Options for a Replacement Award, you will not be required under current law to recognize income for United States federal income tax purposes at the time of the Exchange or at the date that the Replacement Award is granted. See the responses to Questions 53-58 below for more information on the tax consequences of the Replacement Awards.

20.	Are there any consequences of my accepting the Offer on the Special E&P Distribution?

As described in Question 1, Catellus will make a Special E&P Distribution to Catellus stockholders in connection with the REIT conversion. The Special E&P Distribution will be payable to stockholders of record on the record date in the form of a right to elect to receive cash, shares of Catellus REIT common stock or a predetermined combination of cash and Catellus REIT common stock.

If you accept the Offer and elect to receive restricted shares, you also agree to receive your portion of the Special E&P Distribution (if declared and paid) with respect to your restricted shares in a combination of cash and Catellus REIT common stock. The percentage of the E&P distribution (if declared and paid) that you will receive in cash in those circumstances will equal the percentage that is equal to the maximum percentage of the E&P distribution that may be paid in cash. For example, if a $300 million dividend is declared with a maximum of $100 million to be paid in cash, one-third (1/3) of your share of the E&P distribution with respect to your restricted shares will be paid in cash ($100/$300). If a $350 million dividend is declared with a maximum of $100 million to be paid in cash, 28.6% of your share of the E&P distribution with respect to your restricted shares will be paid in cash ($100/$350). The balance will be paid in Catellus REIT common stock. The shares of Catellus REIT common stock that you will receive in the Special E&P Distribution (if declared and paid) will be subject to vesting to the same extent as the restricted shares to which they relate.

If you accept the Offer and elect to receive RSUs, you will be entitled to receive dividend equivalents in cash and additional RSUs as if you were a stockholder of record for the Special E&P Distribution. The dividend equivalent RSUs that you will receive in the Special E&P Distribution will also be subject to vesting to the same extent as the RSUs to which they relate.

Therefore, if you accept the Offer and tender Eligible Options that would have vested and become exercisable before the record date, you will give up the opportunity to exercise those options and receive Catellus stock, which would permit you to choose the form of consideration for the Special E&P Distribution.

The Calculation of Replacement Awards

21.	If I accept the Offer, how will the number of restricted shares or RSUs subject to my Replacement Award be calculated?

If you timely accept the Offer and you are employed by the Company on the Replacement Award Grant Date, you will be granted a Replacement Award. On your Election Form, you will have the opportunity to choose whether you would like to receive your Replacement Award in the form of restricted shares or RSUs.

The number of restricted shares or RSUs subject to your Replacement Award for a particular Eligible Option will be calculated in accordance with the applicable exchange ratio and based on the total number of shares subject to the Eligible Option that is tendered in the Offer. We have set forth the exchange ratios that will be used in the Offer in Appendix A to the Offer Circular. As described below, the ratio applicable to any particular Eligible Option is determined based on the date of grant and exercise price of the option.

The exchange ratios were determined by multiplying the Black-Scholes value of each outstanding Eligible Option by 85%. Black-Scholes is a mathematical formula used to calculate the theoretical present value of a stock option using variables such as stock price, exercise price, volatility, and expected option term. The stock price used in the Black-Scholes valuation for the Exchange was $18.42, which our Compensation Committee and our board of directors determined was a reasonable approximation of the share price of Catellus as a non-dividend-paying C-corporation without the value attributable to the announcement of the REIT conversion.

Our Compensation Committee also gave much consideration to the appropriate discount to the Black Scholes value for the Exchange. In making its determination, our Compensation Committee, using analyses provided by a compensation consultant, focused on the different characteristics associated with Eligible Options versus restricted stock, including the fact that there is less risk associated with holding shares of stock than holding options to purchase stock and that restricted stock participates in dividends and distributions. In light of these differences, the Compensation Committee considered various discount rates from the Black Scholes value of options ranging from 15% to 54.1%. The members of Compensation Committee ultimately concluded that the results derived from using the 15% discount rate (that is, multiplying the Black-Scholes value determined as described above by 85% as opposed to using some other percentage of that value), in conjunction with other relevant assumptions, provided the holders of Eligible Options with approximately equivalent value on a risk adjusted basis before and after the Offer, when considered in the context of the overall methodology used in developing the terms of the Offer.

The Eligible Options were granted at different exercise prices and have different times remaining on their terms. Therefore, the exchange ratios vary. You will not necessarily have an Eligible Option in each exchange ratio category as not every employee received an option on each grant date. For example, on certain grant dates options were granted only to a limited number of newly-hired employees. Even though only a limited number of employees may have received options on a particular date, there is nevertheless a specific exchange ratio with respect to Eligible Options granted on that date because those options were granted at a specific exercise price and have a specific term remaining before they are scheduled to expire.

Any fractional restricted share or RSU will be rounded up to the next whole number.

For Example: Assume that you own an Eligible Option that covers 1,000 shares of Catellus stock. Also assume that the option was granted on June 18, 2001 at a per share exercise price of $17.85 and that all of the shares subject to the Eligible Option remain outstanding on the Exchange Date. The exchange ratio will be 1:0.36778 (as determined under the table in Appendix A) and, if you tender the Eligible Option and it is terminated in the Exchange, you will be granted a Replacement Award covering 368 shares of our common stock (1,000 shares subject to the exchanged Eligible Option multiplied by 0.36778, rounded up to the next whole number). That is, you would be granted a Replacement Award of either 368 restricted shares of our common stock or 368 RSUs, depending on the form of Replacement Award you elected.

Because the Black-Scholes valuations used in establishing the exchange ratios were calculated as of December 1, 2002, are based on assumptions that Catellus has made, and yield only approximate theoretical values, it is possible that the “value” of your Eligible Options may be more than, less than, or equal to the “value” of the Replacement Award that you will be granted for those options if you accept the Offer. You must determine, based on your own set of facts and circumstances (taking into consideration, without limitation, the vesting schedule that will apply with respect to the Replacement Award and your own assumptions as to future Catellus stock prices and dividend payments) whether you are better off exchanging or holding your Eligible Options.

In general, if we increase or decrease the number, or change the rights and privileges, of our outstanding shares of common stock by payment of a stock dividend, stock split or other distribution upon the shares payable in common stock, or through a subdivision, combination, consolidation, reclassification or recapitalization involving our outstanding common stock, we will proportionately adjust the number, rights and privileges of the securities to be subject to Replacement Awards as if they had been outstanding under our 2000 Plan on the date that any of these events occur. The mere issuance of additional shares by Catellus in an acquisition or other transaction or the mere payment of an ordinary cash dividend, however, typically would not result in any such adjustment.

Description of Terms and Conditions of Replacement Awards to be Granted in November 2003

This section provides important information regarding the Replacement Awards to be granted as part of the Offer. The information in this section is qualified in its entirety by the more detailed information set forth in the form of Restricted Stock Award Agreement that will evidence each grant of shares of restricted stock (the “Restricted Stock Agreement”), the form of RSU Award Agreement that will evidence each grant of RSUs (the “RSU Agreement” ), and by the more detailed information set forth in our 2000 Performance Award Plan (the “2000 Plan“). We refer to the applicable form of award agreement, either the Restricted Stock Agreement or the RSU Agreement depending on your Replacement Award election if you are eligible and decide to accept the Offer, as the applicable Replacement Award Agreement.

All of the Replacement Awards will be granted under, and subject to the terms and conditions of, our 2000 Plan. This is the case regardless of whether your Cancelled Options were granted, in whole or in part, under any of our other stock plans. You may obtain a copy of our 2000 Plan by request without charge from Catellus by contacting Jaime Gertmenian at jaime_gertmenian@catellus.com or at the address or telephone or fax number given on page 2. The 2000 Plan has also been filed as an exhibit to the Schedule TO filed with the SEC with respect to the Offer and may be obtained by visiting our website at www.catellus.com and clicking on Investor Relations – SEC Filings. The Schedule TO is also available from the Securities and Exchange Commission (the “SEC“) (see “Additional Information; Incorporation of Documents by Reference” section below). A copy of the Prospectus for the 2000 Plan is attached as Attachment A to this Offer Circular. Copies of the forms of Replacement Award Agreements that may be used in connection with the Exchange are attached as Attachments B and C to this Offer Circular. You should read our 2000 Plan and all applicable attachments to this Offer Circular.

Our 2000 Plan or the applicable Replacement Award Agreement will control if any discrepancy exists between the information presented in this Offer Circular with respect to the Replacement Award and the terms of our 2000 Plan or the applicable Replacement Award Agreement.

As described above, you will need to elect whether to receive your Replacement Award in the form of restricted shares or RSUs. While the following sections describe the terms and conditions of restricted shares and RSUs in greater detail, the following chart highlights the major differences between the two types of awards.

Feature	Restricted Shares		RSUs
Stockholder rights (voting and dividends)	Yes. Upon the grant of the restricted shares, the holder is the beneficial owner of the shares and is entitled to vote the shares and receive dividends.

No. The holder is not the beneficial
owner of the underlying shares until
the shares are distributed to the
participant. Therefore, until the
underlying shares are distributed,
the holder may not vote the shares
or receive dividends. (The holder
does have a right to dividend
equivalents.)

Tax Treatment	•	Income and employment taxes are due when the restricted shares vest.	•	Income taxes are due when the shares underlying RSUs are distributed to the participant. Employment taxes are due when the RSUs vest.

	•	Dividends paid prior to vesting are subject to income and employment taxes when paid. Dividends paid after vesting are subject to income taxes but are no longer subject to employment taxes.	•	Dividend equivalents paid prior to vesting are subject to income and employment taxes when paid. Once the RSUs to which the dividend equivalents relate vest, the dividend equivalents will no longer be subject to employment taxes, but continue to be subject to income taxes until the RSUs are paid.

Catellus Restricted Shares

22.	What are restricted shares?

Restricted shares are shares of our common stock that are subject to a substantial risk of forfeiture until the shares vest. That is, the restrictions on your restricted shares will generally lapse when the restricted shares become “vested.” Although the shares are outstanding, they are generally evidenced only through book-entry records prior to the date that the restricted shares vest and the stock certificates are issued to you. Your Restricted Stock Agreement will set forth, among other terms, the number of restricted shares subject to the Replacement Award grant, and the applicable vesting requirements and other restrictions on the shares. Restricted shares that do not for any reason vest are returned to Catellus as authorized but unissued stock, and you will have no rights with respect to those returned shares.

In accordance with the 2000 Plan, the Compensation Committee, to the extent it deems equitable and appropriate, may adjust the number of restricted shares referenced in an award in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, stock splits, stock dividends, reverse stock splits, stock consolidations and other similar events that change the number or kind of shares of Catellus common stock outstanding.

23.	When will the restricted shares vest?

If you accept the Offer and you elect to receive restricted shares, the restricted shares that you are granted will vest over three years as follows: (1) one-third of the restricted shares will vest on the first anniversary of the Replacement Award Grant Date, (2) one-third of the restricted shares will vest on the second anniversary of the Replacement Award Grant Date and (3) one-third of the restricted shares will vest on the third anniversary of the Replacement Award Grant Date, subject, in each case, to your continued employment by the Company through the applicable vesting date. All Replacement Awards will be subject to this vesting schedule, regardless of the fact that all or a portion of your Cancelled Options may have already vested.

24.	What happens if I quit, die, retire, or if the Company terminates my employment?

You will forfeit all shares of restricted stock that have not vested on the date that you cease to be employed by the Company for any reason, unless your memorandum of understanding or employment agreement with the Company (if any) provides otherwise and except as described below in the event your employment terminates due to your death or disability. If your employment terminates due to your death or disability (which, for this purpose, generally means your inability to continue to perform your duties), a pro-rata portion of your shares of restricted stock will vest. If your restricted stock fails to vest, the Company has no obligation to you with respect to the forfeited shares.

Except for a termination due to your death or disability as described above, you will not be entitled to proportionate vesting based on service between vesting dates, even if the service that you have performed is substantial.

25.	What effect will a change of control of Catellus have on my restricted shares?

A “change of control” of Catellus will not have any effect on the vesting of your restricted shares, unless your memorandum of understanding or employment agreement with the Company (if any) provides otherwise.

As described in the response to Question 22 above, the Compensation Committee may make certain adjustments to your restricted shares upon the occurrence of certain corporate transactions and other events.

26.	Am I entitled to voting or dividend rights on my restricted shares?

Yes. You will have voting rights and will be entitled to dividends with respect to your restricted shares as a stockholder, but all dividend and voting rights will terminate to the extent that your restricted shares are forfeited prior to vesting.

27.	Can I transfer, sell or pledge my restricted shares?

You may not sell, pledge, transfer, encumber or otherwise use your restricted shares to secure any debt until such time as the restricted shares vest and certificates representing the shares have been issued to you (or your legal representative or your beneficiary). In addition, you may not even give your restricted shares away until the shares vest.

28.	Who holds the share certificates?

Generally, Catellus will issue the restricted shares in book entry form in your name. The book entries will reflect the restrictions on the shares. When (and if) the restrictions on the shares lapse (i.e. the shares vest), Catellus will issue to you or your legal representative certificates representing the shares, free from restriction (other than to assure securities law compliance).

29.	If I receive a Replacement Award in the form of restricted shares, what will happen to the restricted shares in the REIT conversion?

Any restricted shares outstanding at the time of the REIT conversion will be exchanged for an equal number of restricted shares of Catellus REIT, subject to the same vesting, forfeiture, and other provisions that were applicable to the Catellus restricted shares.

Catellus Restricted Stock Units

30.	What is a RSU?

A RSU is a bookkeeping entry and evidences a right (subject to vesting) to receive a share of Catellus common stock.

In accordance with the 2000 Plan, the Compensation Committee, to the extent it deems equitable and appropriate, may, in its sole discretion, adjust the number of RSUs referenced in an award in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, stock splits, stock dividends, reverse stock splits, stock consolidations and other similar events that change the number or kind of shares of Catellus common stock outstanding.

31.	Do RSUs have dividend and voting rights?

RSUs are merely bookkeeping entries and are not actual shares of outstanding stock. Thus, they carry no voting, dividend, or other stockholder rights. However, RSUs granted in the Exchange will carry dividend equivalent rights. A dividend equivalent right is the right to receive an amount equal to the cash dividend paid on a share of Catellus or Catellus REIT, as the case may be, common stock for each RSU that you own on the record date for that dividend. Cash dividend equivalents are paid on the same date that the dividend is paid to stockholders generally and are subject to tax withholding. Stock dividends are credited as additional RSUs and become vested and payable at the same time and to the same extent as other RSUs credited to your account.

For Example: Assume that you own 500 RSUs, whether or not vested, on the record date for a dividend payment on our common stock. On the date that the dividend is paid to our stockholders, we will pay you as a dividend equivalent an amount equal to the dividend that would have been payable on that date on 500 shares of our common stock, subject to tax withholding. That is, if the corresponding dividend was $0.30 per share and you owned 500 RSUs, we would pay you $150 ($0.30 times 500), subject to tax withholding.

32.	When will the RSUs vest?

If you accept the Offer and you elect to receive RSUs, the RSUs that you are granted will vest over three years as follows: (1) one-third of the RSUs will vest on the first anniversary of the Replacement Award Grant Date, (2) one-third of the RSUs will vest on the second anniversary of the Replacement Award Grant Date and (3) one-third of the RSUs will vest on the third anniversary of the Replacement Award Grant Date, subject, in each case, to your continued employment by the Company through the applicable vesting date. All Replacement Awards will be subject to this vesting schedule, regardless of the fact that all or a portion of your Cancelled Options may have already vested.

33.	What happens if I quit, die, retire, or if the Company terminates my employment?

All of your RSUs will terminate to the extent that they are not vested on the date that you cease to be employed by the Company for any reason, unless your memorandum of understanding or employment agreement with the Company (if any) provides otherwise and except as described below in the event your employment terminates due to your death or disability. If your employment terminates due to your death or disability (which, for this purpose, generally means your inability to continue to perform your duties), a pro-rata portion of your RSUs will vest. If your RSUs fail to vest, the Company has no obligation to you with respect to the forfeited RSUs and you will have no further dividend equivalent rights with respect to those forfeited RSUs (except to the extent that a record date for a dividend occurred before the RSUs were forfeited).

Except for a termination due to your death or disability as described above, you will not be entitled to proportionate vesting based on service between vesting dates, even if the service that you have performed is substantial.

34.	What effect will a change of control of Catellus have on my RSUs?

A “change of control” of Catellus will not have any effect on the vesting of your RSUs, unless your memorandum of understanding or employment agreement with the Company (if any) provides otherwise. A “change of control” (as that term is defined in the 2000 Plan) of Catellus may, however, accelerate the payment date of your vested RSUs as described in the response to Question 35 below.

As described in the response to Question 30 above, the Compensation Committee may make certain adjustments to your RSUs upon the occurrence of certain corporate transactions and other events.

35.	When will the shares subject to my RSUs be distributed to me?

If you decide to accept the Offer and elect that your Replacement Award be granted in the form of RSUs, you may also elect a payment date for your RSUs on your Election Form. Your payment election will be irrevocable by you at the expiration time of the Offer. Your elected payment date may be one of the following: (1) the third anniversary of the Replacement

Award Grant Date, (2) the fifth anniversary of the Replacement Award Grant Date or (3) the date that you are no longer employed by the Company. If you elect RSUs but do not elect a payment date, you will be deemed to have elected payment on the third anniversary of the Replacement Award Grant Date.

Your RSUs will be paid upon your elected payment date. On the applicable payment date, the Company will deliver one share of Catellus common stock to you for each vested RSU subject to your Replacement Award. No payment will be made, and no shares will be delivered, with respect to RSUs that terminate prior to vesting. You will have no further rights with respect to a RSU once it terminates or once you receive a share of Catellus common stock in payment of that RSU. Without limiting the generality of the preceding sentence, you will have no right to any dividend equivalents with respect to your RSUs to the extent that the record date for the related dividend payment occurs before the grant date, or after the payment or termination date, of your RSUs. We may direct that payment of your RSUs and dividend equivalents on your RSUs be made from a rabbi trust that we may establish to serve as the source of the shares to be distributed. However, in the event that we become insolvent, any assets set aside under this trust for these purposes will remain subject to the claims of our creditors prior to the REIT conversion and the creditors of Catellus REIT and Catellus Operating Limited Partnership after the REIT conversion.

In the event of a “change of control” (as that term is defined in the 2000 Plan) of Catellus, your vested RSUs that have not previously been paid will be paid on or as soon as administratively practicable after the date of the change of control. Your RSUs that vest after the change of control will be paid on or as soon as administratively practicable after the date or dates (if any) that the RSUs become vested. These special change of control provisions supercede any other payment date that you may elect.

36.	Do my RSUs carry any stockholder rights?

No. Your RSU rights are only those contractual rights evidenced by your RSU Agreement. You have no rights as a stockholder of the Company with respect to your RSUs (including, without limitation, dividend and voting rights). You have no rights as a holder of a RSU to participate in or affect (without limitation): (1) the management or control of the Company, (2) fundamental changes in the business or existence of the Company, or (3) the issuance of additional securities by the Company.

The Company does not, with respect to the 2000 Plan and RSUs, have or assume any trust or fiduciary relationship of any kind with any RSU holder.

37.	If I receive a Replacement Award in the form of RSUs, what will happen to the RSUs in the REIT conversion?

Any RSUs outstanding at the time of the REIT conversion will be assumed by Catellus REIT and, if and when vested and payable, will be paid in the form of Catellus REIT common stock rather than our common stock.

General Provisions of the 2000 Plan

38.	Is the 2000 Plan a “qualified” plan or subject to ERISA?

No. The 2000 Plan is not qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and it is not subject to ERISA.

However, to the extent that eligible persons elect RSUs with payment on termination of employment, those deferrals may represent arrangements that are together deemed to be a plan that is subject to ERISA. If so, the “plan” would be an unfunded plan maintained by Catellus primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and, as such, would not be subject to the participation, vesting, funding, fiduciary responsibility or plan termination insurance provisions of ERISA.

39.	How will the Replacement Awards be administered?

The 2000 Plan is administered by the Compensation Committee and a special committee. The Compensation Committee consists of two or more non-employee directors and the special committee consists of one or more directors. The board of directors appoints the member(s) of each committee from time to time. Nelson C. Rising, our Chairman of the Board and Chief Executive Officer, is currently the sole member of the special committee. To the extent that the special committee does not meet certain standards of disinterestedness that may be required with respect to one or more awards under the 2000 Plan, the Compensation Committee will act as the administrator with respect to the administration of the 2000 Plan as to those awards. The appropriate acting body is referred to as the “Committee.” It is contemplated that the Compensation Committee will make the Replacement Awards in the Exchange. In connection with the REIT conversion, the 2000 Plan will be assumed by Catellus REIT and the 2000 Plan, as well as awards granted under the 2000 Plan, including the Replacement Awards, will thereafter be administered by the board of directors of Catellus REIT or its delegate. References to Catellus, our subsidiaries, and our board of directors with respect to the 2000 Plan and the Replacement Awards will, upon the completion of the REIT conversion, be references to Catellus REIT, Catellus REIT’s subsidiaries, and the Catellus REIT board of directors, respectively.

40.	Can the 2000 Plan or my Replacement Awards be amended or terminated?

Our board of directors has the authority to amend, suspend and discontinue the 2000 Plan subject to any stockholder approval that is required by applicable law or listing agency rule. The board or the Committee may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent.

Decisions of the Committee with respect to the 2000 Plan and/or amounts payable under the 2000 Plan are final, conclusive and binding on all parties.

Other Provisions; Administration

This section describes certain other aspects of the Offer, including the fact that the Offer does not confer any employment rights, certain administrative information regarding the Offer and, since Catellus is making the Offer, certain information about Catellus.

41.	Does the Offer give me any rights to continued employment by the Company?

No. The Offer does not have any effect on your employment status or give you any right to continued employment with the Company or any of its affiliates. You will remain an at-will employee regardless of whether you elect to participate in the Exchange. That means that you are not guaranteed employment for any period of time.

If you die or if your employment with the Company terminates for any reason whatsoever before the Replacement Award Grant Date, we will not grant you a Replacement Award and you will not have a right to any of your Cancelled Options. In this case, you will not receive any other consideration for your Cancelled Options or with respect to the Replacement Awards that you otherwise would have received.

If we sell a subsidiary or any other event or transaction occurs that results in a Catellus affiliate or subsidiary not continuing as such an affiliate or subsidiary after the event or transaction, and you are employed by the affected affiliate or subsidiary, you will be deemed to have terminated employment with the Company for purposes of the Exchange and your Replacement Award unless, after the event or transaction, you are otherwise employed by Catellus or another entity that is then a Catellus subsidiary or affiliate.

42.	How do I make a claim for payment of other benefits I may be owed?

If you accept the Offer, you generally will not have to take any other action to receive the grant of a Replacement Award in exchange for your Cancelled Options. If, however, you believe that you are being denied a benefit to which you are entitled, you should file a written request with Willie Bogan. The request should include the reasons for your claim. Any written claim request should be sent to:

Willie C. Bogan

Vice President and Associate General Counsel

Catellus Development Corporation

201 Mission Street, Second Floor

San Francisco, California 94105

43.	Who will administer and pay the costs of administering the Exchange?

We will make all administrative decisions regarding the Exchange. Without limiting that authority, we have the authority, in our sole discretion, to determine all questions as to form of documents and the validity, eligibility, and acceptance of any election to participate in the Offer. Our determination on these matters will be final and binding on all persons. We reserve the right to waive any condition of the Offer. We are not obligated to give any notice of any defects or irregularities in Election Forms, nor will anyone incur any liability if you fail to return a valid Election Form.

We will pay the expenses of administering the Exchange and the grant of Replacement Awards.

We will not retain, nor will we pay any fees or commissions for, any broker, dealer, or other person to solicit elections to accept the Offer. Any such solicitation is prohibited.

44.	What is the price of our common stock?

Shares of our common stock are traded on the New York Stock Exchange under the symbol “CDX.” On September 18, 2003, the closing sale price of a share of our common stock on the New York Stock Exchange was $24.09. The following table presents the high and low closing sales prices per share of Catellus common stock on the New York Stock Exchange for the periods indicated, as reported by Bloomberg Financial Markets:

Period	High	Low
Year Ending December 31, 2003:
First Quarter	$21.70	$19.05
Second Quarter	$23.29	$21.14
Third Quarter (to September 18, 2003)	$24.64	$22.10
Year Ended December 31, 2002:
First Quarter	$19.67	$18.02
Second Quarter	$21.10	$19.67
Third Quarter	$20.79	$17.12
Fourth Quarter	$19.85	$16.85
Year Ended December 31, 2001:
First Quarter	$18.17	$15.63
Second Quarter	$18.35	$16.00
Third Quarter	$18.80	$16.11
Fourth Quarter	$18.50	$16.73

You should obtain a current stock price quotation for Catellus common stock.

It is expected that, upon consummation of the REIT conversion, the Catellus REIT common stock will be listed and traded on the NYSE in the same manner as shares of Catellus common stock currently trade on the NYSE. The historical trading prices of Catellus common stock are not necessarily indicative of the future trading prices of Catellus REIT common stock because, among other things, the current stock price of Catellus reflects the current market valuation of Catellus’ current business and assets (including the cash or stock to be distributed in connection with the Special E&P Distribution) and does not necessarily take into account the changes in Catellus’ business and operations that will occur in connection with the REIT conversion.

45.	What information is available regarding Catellus?

Catellus is making the Offer. We are a real estate operating company with a significant portfolio of rental properties and developable land. Operations consist primarily of the management, acquisition, development, and sale of real estate. We became a publicly traded company in 1990 when we were spun off from Santa Fe Pacific Corporation in order to conduct its non-railroad real estate activities. We currently have four primary groups:

•	Asset Management, which provides management and leasing services for our rental portfolio;

•	Suburban Commercial, which acquires and develops suburban commercial business parks for our own rental portfolio and sells land and/or buildings;

•	Suburban Residential, which develops suburban residential communities and sells lots to home builders; and

•	Urban, which focuses on developing three large urban mixed-use projects for our own rental portfolio or for sale to third parties.

We are incorporated under the laws of the State of Delaware and have our principal executive offices at 201 Mission Street, Second Floor, San Francisco, California 94105, telephone number (415) 974-4500.

As described in Question 1 of this Offer Circular, our stockholders have approved our plan to convert from a non-dividend-paying C-corporation into a REIT. Attachment D to this Offer Circular summarizes certain of our consolidated financial data. Additional information about us, including certain more detailed financial statements and additional information about the REIT conversion, is available from the documents referred to and incorporated by reference under “Additional Information: Incorporation of Documents by Reference” below.

46.	How many Eligible Options are there?

The Offer is being made only with respect to your Eligible Options that are outstanding as of the expiration time of the Offer. As of August 31, 2003, there were 91,375,933 shares of Catellus common stock outstanding and there were outstanding stock options and other awards covering up to an additional 4,120,025 shares of Catellus common stock.

Of the shares subject to those stock options and other awards, approximately 2,900,585 shares (approximately 3.2% of the outstanding shares) were subject to the Eligible Options.

47.	How does the Offer relate to Catellus’ directors and executive officers?

Catellus’ non-employee directors are not eligible to participate in the Exchange.

Catellus’ executive officers, their positions and offices, and the number of shares subject to Eligible Options that each beneficially owns as of August 31, 2003 are set forth in the following table:

Name	Position	Shares Subject to Eligible Options
Nelson C. Rising	Chairman of the Board and Chief Executive Officer	1,100,000
Timothy J. Beaudin	Executive Vice President	90,300
C. William Hosler	Senior Vice President and Chief Financial Officer	147,240
Vanessa L. Washington	Senior Vice President and General Counsel	100,000
Paul A. Lockie	Vice President and Controller	0
Ted Antenucci	President, Catellus Commercial Development Corporation	131,034

The address of each director and executive officer is c/o Catellus Development Corporation, 201 Mission Street, Second Floor, San Francisco, California 94105.

Catellus’ executive officers own Eligible Options covering an aggregate of 1,568,574 shares of Catellus common stock as of August 31, 2003. Although our executive officers may elect to participate in the Offer with respect to their Eligible Options, we do not know whether any particular executive officer will elect to accept the Offer with respect to the executive’s Eligible Options.

Please see our proxy statement/prospectus for our annual meeting of stockholders held on September 26, 2003 for more information regarding the compensation of directors and certain executive officers and the amount of Catellus securities that our directors and executive officers beneficially owned, for periods or as of the dates set forth in that document. This proxy statement/prospectus is available upon request as described below under “Additional Information; Incorporation of Documents by Reference.”

Except as described below, there were no stock option or stock transactions involving the directors and executive officers of Catellus within the 60 days before the commencement of the Offer:

•	Between August 11, 2003 and August 14, 2003, Timothy J. Beaudin exercised Catellus stock options, with a per share exercise price of $13.50, to acquire 69,900 shares of our common stock. Mr. Beaudin sold 52,996 of those shares on the open market in brokers transactions on August 11, 2003 at a per share sales price of $23.08, the proceeds from which were approximately equivalent to the amount necessary to pay the exercise price of the options and the applicable estimated taxes. Mr. Beaudin holds the remaining 16,904 shares.

•	On August 19, 2003, Daryl J. Carter exercised Catellus stock options, with per share exercise prices ranging from $9.307 to $20.40, to acquire 23,750 shares of our common stock. Mr. Carter sold all 23,750 of those shares on the open market in brokers transactions on that same date at a per share sales price of $23.35. In addition, on August 21, 2003 Mr. Carter purchased 7,150 shares of Catellus common stock on the open market in brokers transactions at a per share purchase price of $24.05. The number of shares purchased by Mr. Carter on August 21, 2003 was approximately equivalent to the number of shares that could be purchased with the proceeds from Mr. Carter’s sales on August 19, 2003 in connection with his stock option exercises, after subtracting the amount necessary to pay the exercise price of the options and the applicable estimated taxes.

•	On August 20, 2003, William M. Kahane exercised Catellus stock options, with per share exercise prices ranging from $13.50 to $20.40, to acquire 13,750 shares of our common stock. Mr. Kahane sold 11,244 of those shares on the open market in brokers transactions on that same date at a per share sales price of $23.65, the proceeds from which were approximately equivalent to the amount necessary to pay the exercise price of the options and the applicable estimated taxes. Mr. Kahane holds the remaining 2,506 shares.

•	Between August 22, 2003 and September 8, 2003, Nelson C. Rising exercised Catellus stock options, with per share exercise prices ranging from $6.00 to $10.075, to acquire 1,650,000 shares of our common stock. Mr. Rising sold 1,075,000 of those shares on the open market in brokers transactions during that same time period at per share sales prices ranging from $23.36 to $24.05, the proceeds from which were approximately equivalent to the amount necessary to pay the exercise price of the options and the applicable estimated taxes. Mr. Rising holds the remaining 575,000 shares.

Except as described below, there were no stock option or stock transactions involving directors of our subsidiaries within the 60 days before the commencement of the Offer:

•	Between August 8, 2003 and September 19, 2003, Douglas J. Gardner exercised Catellus stock options, with per share exercise prices ranging from $13.50 to $19.00, to acquire 339,800 shares of our common stock. Mr. Gardner sold all 339,800 of those shares on the open market in brokers transactions during that same time period at per share sales prices ranging from $23.2025 to $24.23.

•	On August 12, 2003, Thomas T. Marshall exercised Catellus stock options, with per share exercise prices ranging from $8.65 to $14.75, to purchase 31,741 shares of our common stock. Mr. Marshall sold all 31,741 of those shares on the open market in brokers transactions on that same date at a per share sales price of $23.005.

48.	What are the general accounting consequences to the Company of the Exchange?

Generally, we will recognize a charge to earnings (as a compensation expense) for the grant of the Replacement Awards in the Offer. This charge will equal the fair value of a share of our common stock on the Replacement Award Grant Date multiplied by the number of shares subject to the Replacement Awards and will be recognized ratably over the three-year vesting period.

In addition, as a result of the Offer, Eligible Options will be treated as variable awards for financial reporting purposes. This means that we will be required to record as compensation expense the amount by which the market value of the shares subject to Eligible Options exceed the exercise price of those options. The compensation expense would accrue as a variable accounting charge to our earnings over the period of time that the option is deemed to be a variable award, and we would have to adjust this expense periodically during this period based on increases and decreases in the market value of the shares subject to the option. With respect to Eligible Options that are tendered in the

Exchange, those options will be treated as variable awards during the period of time beginning on the date that the Offer commences and ending on the Replacement Award Grant Date. To the extent that an Eligible Option is not tendered in the Exchange, then that option will be treated as a variable award over the remainder of its term.

Further, if we were to grant any options during the six-month period before or after the Replacement Award Grant Date to any option holder who elects to participate in the Exchange, our grant of those options (assuming that the applicable per share exercise price is less than the exercise price of the Eligible Options tendered in the Exchange) would be treated as variable awards to the extent that the number of shares subject to the newly granted options is equal to or less than the number of the option holder’s shares tendered in the Exchange.

49.	Is Catellus contemplating any other transactions?

We must disclose whether we are contemplating certain types of transactions in connection with the Offer. Except with respect to the restructuring transactions involved in REIT conversion described in our proxy statement/prospectus that was filed with SEC on August 15, 2003 and described in this Offer Circular and except as otherwise disclosed below and elsewhere in this Offer Circular and in our filings with the SEC, and while we reserve the right to contemplate and effect any of these transactions from time to time, we currently have no plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any change in our present board of directors or executive officers, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on our board of directors or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	our common stock being de-listed from a national securities exchange;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

•	the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended;

•	the acquisition by any person of any of our securities or the disposition of any of our securities (other than as a result of the exercise of stock options or the payment of other award granted under our incentive compensation plans); or

•	any changes in our articles of incorporation, bylaws of other governing instruments or any actions that could impede the acquisition of control of Catellus.

Catellus intends to amend the Memoranda of Understanding between Catellus and Mr. Antenucci, Mr. Beaudin, Mr. Hosler, and Ms. Washington, respectively, to provide that upon a termination of employment without cause or upon a resignation for “good reason” within 12 months after a change of control, any restricted shares and RSUs then held by such executive shall become fully vested. Catellus also intends to amend the Employment Agreement between Catellus and Mr. Rising to provide that upon a termination of employment without cause or upon a constructive discharge within 12 months after a change of control, any restricted shares and RSUs then held by Mr. Rising shall become fully vested.

50.	Are there any regulatory requirements or other approvals that Catellus must comply with or obtain?

We are not aware of any license or regulatory permits that are important to our business that might be adversely affected by the exchange and cancellation of Eligible Options or the grant of Replacement Awards as contemplated by the Offer. In addition, we are not aware of any approval that is required from any government authority or agency for the cancellation of Eligible Options and the grant of Replacement Awards as contemplated by the Offer, other than those that we have obtained or that we expect to obtain.

Section 16 Consequences

51.	What are the Section 16 reporting and matching liability consequences of the Replacement Awards?

Under Section 16 of the Securities Exchange Act of 1934, as amended, an insider is required to report on Form 4 the exchange/termination of Eligible Options, the acquisition of restricted shares or RSUs, any forfeiture of restricted shares or RSUs, and the payment of RSUs. Executive officers of Catellus and members of our board of directors are considered “insiders.” An executive officer of a Catellus affiliate may be deemed a Catellus executive officer, and therefore considered an insider, for this purpose.

The grant and/or forfeiture of restricted shares, the grant, forfeiture and/or payment of RSUs, as well as any exchange or termination of Eligible Options should be exempt from Section 16 matching liability.

Catellus has implemented a compliance program to assist insiders with their reporting obligations and avoidance of Section 16 liability. You may contact Willie Bogan if you are uncertain whether Catellus considers you to be an insider. However, compliance with Section 16 is the sole responsibility of the individual insider, and you should contact your personal attorney as appropriate.

Federal Income Tax and Social Security Consequences

Questions 52 through 58 below discuss the material United States federal income tax and Social Security considerations that relate to the Exchange. Question 58 below comments on state, local and foreign tax matters. We cannot and do not guarantee any particular tax consequences. You should consult your own tax advisors.

The Company may withhold any amounts required by law (including U.S. federal, state or local, or foreign, income, employment or other taxes) to be withheld with respect to the Exchange and the grant,

vesting and/or payment of Replacement Awards (including, without limitation, with respect to any Section 83(b) Election, described in the response to Question 53 below, that you may make if you receive a Replacement Award in the form of restricted shares). In the event that the Company does not elect for any reason to withhold amounts necessary to satisfy any applicable tax withholding obligations that arise, the Company may withhold such amounts from compensation otherwise payable to you or you must pay or provide for the payment of such amounts to the Company. The amount of tax withheld by the Company may not be sufficient to pay the actual tax liability due, and you will be responsible for any shortfall.

52.	What is the tax effect of the Exchange?

If you accept the Offer, there will be no federal income tax consequences with respect to the cancellation of your exchanged Eligible Options or with respect to the grant of your Replacement Award.

53.	If I elect to receive my Replacement Award in the form of restricted shares, what is the income tax effect?

The restricted shares granted to you will not be taxed for income tax purposes until the year in which the restricted shares vest. (If, however, you make a Section 83(b) Election you will be subject to tax at the time of grant, as described below.) Because the restricted shares granted in the Exchange vest ratably in three annual installments, you will be taxed on each installment as it vests. The amount of income that you will recognize with respect to each installment will equal the fair market value of a share of our common stock on the date that the restricted shares vest multiplied by the number of restricted shares subject to that installment. The amount of income that you recognize with respect to each installment that vests will be ordinary income, not capital gain. You will pay federal income tax based on the tax rates in effect for the year in which the applicable installment vests, which will be the years 2004, 2005 and 2006.

We will be entitled to a compensation expense deduction equal to the amount of ordinary income that you recognize with respect to the installment of restricted shares that vest. We will be allowed the deduction in the year in which you recognize ordinary income.

As mentioned above, you may elect under the Code to recognize income arising from the restricted shares as of the Replacement Award Grant Date (a “Section 83(b) Election“). A Section 83(b) Election must be filed with the Internal Revenue Service within 30 days after the Replacement Award Grant Date. If you make a Section 83(b) Election, you will recognize ordinary income equal to the fair market value of the stock (at the time of receipt) and you will recognize no income if and when the restricted shares vest. If you make a Section 83(b) Election, and for any reason your restricted shares fail to vest, you will not be entitled to a deduction or other adjustment for the amount of income that you recognized in connection with the Section 83(b) Election. You should consult with your tax professional for more information concerning the consequences and potential benefits of filing a Section 83(b) Election.

The fair market value of our common stock on the date that your restricted shares vest (or if you file a Section 83(b) Election, the Replacement Award Grant Date) will be your “tax basis” for the stock. If you later sell the stock, any gain or loss that you realize from the sale (determined based on your tax basis in the stock) will be taxable to you either as short-term or long-term capital gain or loss, depending on how long you own the shares before you sell them. Generally, you must own the shares for more than one year after the shares vest (or if you file a Section 83(b) Election, for more than one year after the Replacement Award Grant Date) before you sell them in order to qualify for long-term capital gain treatment.

54.	If I elect to receive RSUs as Replacement Awards, what is the income tax effect?

The RSUs granted to you will not be taxed for income tax purposes until the year in which payment is actually made with respect to your RSUs. That is, RSUs present a tax deferral opportunity because they are not taxed upon vesting but instead are taxed only upon payment.

You will recognize taxable income when the shares payable in respect of your RSUs are actually distributed to you. The amount of income that you will recognize with respect to the shares distributed will equal the fair market value of a share of Catellus common stock on the distribution date multiplied by the number of shares distributed. The income that you recognize with respect to the payment of your RSUs will constitute ordinary income, not capital gain. You will pay federal income tax based on the tax rates in effect for the year in which you receive a payment, rather than based on the tax rates in effect for the year 2003.

The fair market value of the Catellus common stock that you receive with respect to your vested RSUs (determined at the time the shares are distributed) will be your “tax basis” for the stock. If you later sell the stock, any gain or loss that you realize from the sale (determined based on your tax basis in the stock) will be taxable to you either as short-term or long-term capital gain or loss, depending on how long you own the shares before you sell them. Generally, the shares must be owned by you for at least one year before you sell them in order to qualify for long-term capital gain treatment.

You must determine, based on your own set of particular facts and circumstances, your personal preferences, your own estimates of the future value of our common stock and Catellus REIT’s common stock, and your own assessment of the likelihood of our insolvency or Catellus REIT’s insolvency in the future whether you feel that you are better of either:

(1)	receiving a Replacement Award in the form of restricted shares, paying ordinary income tax in connection with a Section 83(b) Election or the vesting of those shares based on the value of the shares at that time, and securing capital gain treatment for any possible future appreciation in the value of the shares; or

(2)	receiving a Replacement Award in the form of RSUs, paying ordinary income tax only upon the actual payment of the RSUs based on the value of the shares at that time, and incurring the insolvency risk described in the response to Question 35.

55.	What are the tax withholding requirements with respect to Replacement Awards?

The Federal Insurance Contributions Act (“FICA“) imposes two types of taxes - Social Security tax (at 6.2%) and Medicare tax (at 1.45%) - on both employers and employees for wages paid to employees. The Social Security tax is a percentage of wages up to the Social Security wage base limitation, which is $87,000 for the year 2003. The Social Security wage base is adjusted annually. Once you have paid Social Security tax for a given year on an amount of wages from a particular employer equal to the wage base limitation, no further Social Security tax is payable on that year’s wages from that employer. Currently, there is no wage base limitation for Medicare tax purposes. Thus, all wages paid to you are subject to Medicare tax.

Income tax withholding is also required on wages paid to employees. The Company will withhold federal income taxes with respect to the Replacement Awards at the supplemental wage withholding rate (currently 25%). State and local income tax withholding also may be required, depending on your state of employment. For purposes of the following illustration, the state tax withholding rate is assumed to be 6%. (The California supplemental wage withholding rate is 6%.)

With respect to restricted shares, the fair market value of the restricted shares will be treated as wages received for FICA and income tax purposes at the time the restricted shares vest (or if you file a Section 83(b) Election, when you file the Section 83(b) Election). Income tax and FICA taxes will be withheld at that time.

With respect to RSUs, the fair market value of the shares of Catellus common stock that are distributed pursuant to the RSUs will be treated as wages received for income tax purposes. Income taxes will be withheld at the time(s) of payment, however, FICA taxes will be withheld at the time the RSUs vest.

Since regular compensation will not typically be sufficient to cover the withholding amount due, you must pay or provide for payment to us of the applicable withholding amount. We may, in our sole discretion, reduce the amount of shares deliverable pursuant to your restricted stock award or RSUs in order to satisfy applicable withholding requirements or permit you to deliver shares you already own in payment of applicable withholding requirements at their then fair market value. Alternatively, we may require you to pay or provide to us a cash payment in the amount required to be withheld. Typically, on the vesting of a restricted stock award, you will have to provide us with a check in the amount of the withholding obligation. Therefore, you should plan ahead to ensure that you have sufficient funds available to satisfy the withholding obligations.

56.	How are the dividends that I may be paid with respect to my Replacement Award taxed?

You will be subject to income tax on the amount of the dividends, for restricted shares, or dividend equivalents, for RSUs, at the time that they are paid to you. Until your Replacement Award vests, the dividends, or dividend equivalents, as the case may be, paid with respect to your Replacement Award will be taxed at ordinary income rates and will be subject to income tax withholding and FICA tax withholding. If your Replacement Award is in the form of restricted shares, dividends will no longer be subject to income tax withholding and FICA tax withholding once the restricted shares vest. If your Replacement Award is in the form of RSUs, dividend equivalents will no longer be subject to FICA tax withholding once the RSUs vest, but will continue to be subject to income tax withholding when paid.

Once the restricted shares vest, dividends will no longer be subject to withholding of income and employment tax and will be taxed at the same rate applicable to stockholders generally. In addition, once the shares underlying the RSUs are distributed to you, the dividends paid on those shares will no longer be subject to income and employment tax withholding and will be taxed at the same rate applicable to stockholders generally.

57.	Could a change in tax law affect my benefits?

Yes. Congress may change the relevant tax and Social Security law at any time, and these changes may be retroactive to before the date of enactment. These changes may have a material effect on the benefit you expect to receive by electing to participate in or by not electing to participate in the Exchange.

58.	What are the local and foreign income tax consequences of the Replacement Awards?

We are unaware of any state and local income tax consequences in the United States of the Exchange and the grant and vesting of restricted shares and the grant, vesting and payment of RSUs that differ from the United States federal income tax consequences described and cross-referenced above.

Foreign taxes are beyond the scope of this discussion. If you reside in a jurisdiction outside of the United States, you should consult with your own tax advisors.

ADDITIONAL INFORMATION;

INCORPORATION OF DOCUMENTS BY REFERENCE

If you have any questions with respect to the Offer, the Replacement Awards, or any other matters discussed in this Offer Circular, please contact Jaime Gertmenian or Willie Bogan at the email address, telephone number, fax number, or address given on page 2.

Catellus files annual, quarterly and special reports, proxy statements and other information with the SEC. Catellus has also filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Offer. This Offer Circular does not contain all of the information included in the Schedule TO and its exhibits. You may read and copy any reports, proxy statements, the Schedule TO and other information filed by us with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the SEC Public Reference Room. The SEC also maintains a website that contains these reports and other documents at http://www.sec.gov.

This Offer Circular incorporates important business and financial information about Catellus from documents filed with the SEC that are not included in or delivered with this Offer Circular. The SEC permits us to “incorporate by reference” important information by referring you to another document filed separately with the SEC. This means that the information incorporated by reference is deemed to be part of this Offer Circular, unless superseded by information contained directly in this Offer Circular or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later. Specifically, this Offer Circular incorporates by reference the documents set forth below, all of which have previously been filed with the SEC.

Catellus SEC Filings (File No. 1-10622)	Period or Filing Date
Annual Report on Form 10-K, as amended	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Quarterly Report on Form 10-Q	Quarter ended June 30, 2003
Current Report on Form 8-K	August 8, 2003

In addition, we also incorporate by reference into this Offer Circular additional information that Catellus may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this Offer Circular and the date of the date that the Offer expires. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

In connection with the REIT conversion, we filed a proxy statement/prospectus with the SEC on August 15, 2003 (File No. 1-10622). The information set forth under the following headings in that proxy/statement prospectus is also incorporated by reference into this Offer Circular:

“QUESTIONS AND ANSWERS ABOUT THE REIT CONVERSION”

“STRUCTURE OF THE TRANSACTION”

“RISK FACTORS”

“PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT PURSUANT TO WHICH THE REIT CONVERSION WILL BE EFFECTED”

You may not have some of the documents incorporated by reference, but you can obtain any of them through our website at www.catellus.com and clicking on Investor Relations – SEC Filings, or from the SEC as described above, or from us at no cost by directing a written or oral request to us at Catellus Development Corporation, 201 Mission Street, Second Floor, San Francisco, California, 94105, Attn.: Director of Investor Relations, or by telephone at (415) 974-4649, or email at InvestorRelations@catellus.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this Offer Circular.

If you would like to request documents from us, please see that your request is received by our Director of Investor Relations no later than five business days before the expiration of the Offer so that you have them prior to the expiration date of the Offer.

You should rely only on the information in this Offer Circular and its attachments or incorporated by reference into this Offer Circular. No one has been authorized to provide you with different information. You should not assume that the information contained in this Offer Circular is accurate as of any date other than the date on the front page. We are not making any offer to purchase securities (or soliciting any offer to sell any securities in any state where it is unlawful to do so.

APPENDIX A

EXCHANGE RATIOS

FOR OFFER

Date of Grant	Exercise Price	Exchange Ratio*
12/18/1998	$14.75	1 : 0.36363
7/15/1999	$16.00	1 : 0.35855
10/4/1999	$11.688	1 : 0.46469
10/13/1999	$11.188	1 : 0.47853
10/25/1999	$10.75	1 : 0.49099
5/2/2000	$13.50	1 : 0.43746
6/6/2000	$13.75	1 : 0.43146
9/1/2000	$17.813	1 : 0.34563
9/22/2000	$17.875	1 : 0.34480
10/20/2000	$17.75	1 : 0.34701
10/23/2000	$17.75	1 : 0.34701
12/18/2000	$18.75	1 : 0.32856
3/19/2001	$17.05	1 : 0.38255
6/18/2001	$17.85	1 : 0.36778
8/22/2001	$18.58	1 : 0.35486
12/11/2001	$17.41	1 : 0.37562
12/12/2001	$17.45	1 : 0.37516
12/24/2001	$18.13	1 : 0.36270
4/15/2002	$20.86	1 : 0.34055
9/16/2002	$19.45	1 : 0.36224
11/11/2002	$17.50	1 : 0.39547
11/25/2002	$18.05	1 : 0.38578

*	Expressed as the number of shares subject to the Eligible Option that is exchanged : the number of restricted shares (or RSUs) granted.

Appendix A - 1

ATTACHMENT A

PROSPECTUS FOR 2000 PERFORMANCE AWARD PLAN

PROSPECTUS	This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

CATELLUS DEVELOPMENT CORPORATION

Common Stock

CATELLUS DEVELOPMENT CORPORATION 2000 PERFORMANCE AWARD PLAN

This Prospectus relates to 5,750,000 shares of common stock, par value $.01 per share (“Common Stock”), of Catellus Development Corporation, a Delaware corporation (the “Company”), to be issued under the Catellus Development Corporation 2000 Performance Award Plan (the “Plan”). The Plan authorizes the grant to our employees and officers of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock or units, share-based awards, other cash-based awards and special performance-based awards (the “Awards”). Incentive stock options are intended to be “incentive stock options,” as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan also authorizes the grant of nonqualified stock options and director stock units to our non-employee directors. The Company is the issuer of the Common Stock under the Plan. The outstanding Common Stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange.

The main features of the Plan are summarized in this Prospectus. However, if there are any inconsistencies between this Prospectus and the Plan or the terms of any Award, the Plan and the terms of the Award will always control.

You should rely only on the information contained in this Prospectus or other information to which we have referred you in this Prospectus. We have not authorized anyone to provide you with information that is different from the information in this Prospectus. This document is not an offer to sell Common Stock. No one will sell Common Stock where an offer to sell or a sale is unlawful. The delivery of this Prospectus at any time does not imply that the information in this Prospectus is correct as of any time after the date of this Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state securities commission nor has the Commission or any state securities commission passed on the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Copies of the Plan and additional information about the Plan and its administrators can be obtained by mailing a written request to: Catellus Development Corporation, 201 Mission Street, Second Floor, San Francisco, California 94105, attention: Corporate Secretary; (415) 974-4500.

The date of this Prospectus is October 1, 2003.

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I.	WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the public reference facilities maintained by the Commission in Washington, D.C.; Chicago, Illinois; and New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and the web site maintained by the Commission at http://www.sec.gov.

We filed with the Commission a Registration Statement on Form S-8 (as amended) to register with the Commission the Common Stock to be issued under the Plan (Registration No. 333-69806). This Prospectus is a part of that Registration Statement. As allowed by the Commission’s rules, this Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

The Commission allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents described below that we have previously filed with the Commission (Commission File Number 1-10622). These documents contain important information about us and our finances.

1.	The Company’s Annual Report on Form 10 K for its fiscal year ended December 31, 2002, as amended;

2.	The Company’s Quarterly Reports on Form 10 Q for its fiscal quarters ended March 31, 2003 and June 30, 2003;

3.	The Company’s Current Report on Form 8-K filed on August 8, 2003;

4.	The description of the Common Stock contained in the Company’s Registration Statement on Form 10 filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

5.	The description of the Company’s Preferred Share Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act with the Commission on January 7, 2000, including any amendment or report filed for the purpose of updating such description.

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If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can still obtain any of them from us or the Commission. Documents incorporated by reference are available from us without charge (excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Prospectus) by directing a written or oral request to us at Catellus Development Corporation, 201 Mission Street, Second Floor, San Francisco, California 94105, attention: Director of Investor Relations, or by telephone at (415) 974-4649, or email at InvestorRelations@Catellus.com, or at our website at www.catellus.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this Prospectus.

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II.	THE PLAN

The following information includes summaries of certain provisions of the Plan. Because this is a summary, it does not contain all the information that may be important to you. You should carefully read the entire Plan.

A.	GENERAL

The purpose of the Plan is to benefit the Company’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Company and its subsidiaries and to enable the Company and its subsidiaries to attract, motivate, retain and reward talented and experienced individuals. The Plan is also intended to enable the Company to attract, motivate and retain experienced and knowledgeable independent directors. The Plan authorizes the grant to our employees and officers of Awards, including stock options that qualify as “incentive stock options” under Section 422 of the Code. The Plan also authorizes the grant of nonqualified stock options and director stock units to our independent non-employee directors. The Plan was originally adopted by our Board on February 16, 2000 and approved by a majority of our stockholders on May 2, 2000.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), and is not a qualified plan under Section 401(a) of the Code. However, to the extent that restricted stock units are granted under the Plan with payment on termination of employment, those awards may represent arrangements that are together deemed to be a plan that is subject to ERISA. If so, the “plan” would be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and, as such, would not be subject to the participation, vesting, funding, fiduciary responsibility or plan termination provisions of ERISA. You may obtain additional information about the Plan and its administrators by contacting us at 201 Mission Street, Second Floor, San Francisco, California 94105, attention: Corporate Secretary; (415) 974-4500.

Participants in the Plan will receive annual reports as to the amounts and status of their accounts.

B.	ADMINISTRATION OF THE PLAN

The Plan is administered by the Compensation and Benefits Committee (the “Compensation Committee”) and the Special Committee. The Compensation Committee consists of two or more directors, each of whom meets certain standards of disinterestedness. The Special Committee consists of one or more directors that may be appointed by the Board from time to time, and currently Mr. Rising is the sole member. To the extent that the Special Committee does not meet certain standards of disinterestedness, the Compensation Committee will act as administrator with respect to the administration of the Plan. The appropriate acting body is referred to as the “Committee.” It is contemplated that the Compensation Committee will make awards to

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executive officers and that the Special Committee will make awards to other employees. Members of the Committee serve on the Committee until their respective removal or resignation. Removal of members is determined at the discretion of the Board of Directors of the Company and vacancies in the Committee are filled by the Board.

The Committee conducts the general administration of the Plan. The Committee is authorized to interpret the Plan and to adopt rules and procedures relating to the administration of the Plan that are consistent with the Plan. All actions of the Committee in connection with the interpretation and administration of the Plan will be binding on all parties.

The Plan grants the Committee broad administrative powers. Subject to the express terms and limits of the Plan, the Committee may designate the recipients of Awards, determine or modify the types of Awards, and determine the amounts, terms, and limitations of Awards, including vesting provisions, terms of exercise of an Award, expiration dates, and the treatment of Awards in the event of the retirement, disability, death, or other termination of a participant’s employment, or in the event of a change in control of the Company and may make certain adjustments to an outstanding Award and authorize the conversion, succession or substitution of an Award.

In addition, the Committee may accelerate and extend outstanding Awards, but may not reduce the exercise or purchase price of an outstanding Award, other than as a result of antidilution or other adjustments under the Plan incident to certain events, such as stock split, recapitalization, reorganization, or similar transaction affecting the underlying securities. The Committee may also grant Awards in substitution for or in assumption of similar awards held by employees of other entities who become our employees as a result of a merger or acquisition.

The Committee may delegate to others its rights and duties under the Plan, except for matters which under Rule 16b-3 of the Exchange Act are required to be determined by the Committee.

The automatic grant of options to non-employee directors under the Plan is to the maximum extent possible, self-effectuating. Although the Committee’s discretion generally extends to those options, Board approval or ratification is required for any material amendment to any automatic option grant.

C.	SHARES COVERED BY THE PLAN

Under the terms of the Plan, the aggregate number of shares of Common Stock subject to Awards under the Plan will be no more than 5,750,000. The number of shares of Common Stock available for issuance will be reduced by 1.589 shares for every one share that is issued with respect to any Award which is not an option, a stock appreciation right, director stock unit or an Award granted in lieu of cash compensation which would otherwise be payable to the participant and that has a value equal to the cash compensation.

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If any option or other right to acquire shares of Common Stock under the Plan has not been fully exercised or has expired or been forfeited, canceled, terminated or substituted, then such option or other right may again be optioned, granted or awarded under the Plan. If any individual pays part or all of the exercise price of an option or restricted stock in the form of Common Stock, only the number of shares issued in excess of the number of shares surrendered will be taken into account for purposes of the limitations of the shares covered by the Plan.

Additionally, as described above, in the event of certain specified corporate transactions or events, the Committee has the discretion to make appropriate adjustments to the number and kind of securities subject to the Plan and to any outstanding options, rights or other Awards subject to the Plan (including the exercise price) to prevent dilution or enlargement of benefits under the Plan.

D.	ELIGIBILITY

Employees (other than part-time employees (defined for these purposes as a person regularly working fewer than 30 hours per week) or temporary employees) and officers of the Company and our subsidiaries are eligible to receive Awards under the Plan. The Committee will determine in writing which of our employees and officers will be granted Awards. No Award may be granted to any eligible employee except by a written award agreement. No person is entitled to participate in the Plan as a matter of right. Only those employees and officers who are selected to receive Awards by the Committee may participate in the Plan. Non-employee directors are eligible to receive certain automatic grants of nonqualified stock options and director stock unit awards, pursuant to the terms and conditions discussed below in “Director Options” and “Director Units.”

E.	GRANTS AND TERMS OF OPTIONS

The Committee determines:

•	The number of shares subject to option grants to employees;

•	Whether the option grants are “incentive stock options” or “nonqualified stock options;” and

•	The terms and conditions of the option grants.

The Committee may not grant an incentive stock option under the Plan to any person who owns more than 10% of the total combined voting power of all classes of our stock (a “10% Owner”) unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only our employees and officers may be granted incentive stock options under the Plan. Options for directors who are not also employees are discussed in more detail below in “Director Options.” Each option will be evidenced by a written agreement.

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The exercise price for the shares of Common Stock subject to each option will be specified in each option agreement. The Committee sets the exercise price at the time the option is granted. However, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of incentive stock options granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of the shares of Common Stock subject to such option on the date the option is granted.

For purposes of the Plan, the fair market value of a share of our Common Stock as of a given date will be the closing price of our Common Stock as reported on the New York Stock Exchange Composite Tape for that day and if the New York Stock Exchange is closed that date, then as of the next preceding date on which the New York Stock Exchange is open.

In the case of an incentive stock option, the aggregate fair market value, determined on the date of grant, of the number of shares of Common Stock subject to the incentive stock option which may be exercisable for the first time by a participant during any calendar year will not exceed $100,000 or such other limit as may be required by Section 422 of the Code. To the extent the aggregate fair market value of such Common Stock does exceed $100,000, the options will be treated as nonqualified stock options.

Optionees will not be stockholders or have any of the rights or privileges of our stockholders for any shares purchasable on the exercise of any part of an option until certificates representing the shares subject to the options have been issued.

F.	TERM AND VESTING OF OPTIONS

The term of an option is set by the Committee. Generally, an option will terminate ten (10) years from the date on which the option is granted or five (5) years in the case of an incentive stock option granted to a 10% Owner, unless the terms and conditions of an option require its prior termination upon the occurrence of certain events, including without limitation, the death, disability, retirement and termination of the participant.

G.	PAYMENT UPON EXERCISE OF OPTIONS

Options must be exercised for whole numbers of shares only. An option may be exercised upon, among other things, the delivery to the Company of full cash payment for the shares and applicable tax withholding amounts with respect to which the option, or a portion of the option, is exercised. However, the Committee may, in its discretion, allow payment by any one or a combination of the following methods:

•	In cash;

•	The delivery of shares of Common Stock already owned by the optionee;

•	By check payable to the order of the Company;

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•	By the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable on exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price and tax withholding amounts; and

•	To the extent permissible by applicable law, by promissory note on terms and conditions established by the Committee.

If the payment of the exercise price of an option is made by the surrender of restricted stock, then the number of shares issued upon the exercise of the option equal to the number of shares of restricted stock surrendered will be subject to the same restrictions as the restricted stock that was surrendered.

In addition, if an optionee pays the exercise price of an option prior to the date on which it expires by surrendering shares of our Common Stock already owned by the optionee, the Committee has the discretion to grant the optionee another option of the same type as the option being exercised for the same number of shares that were surrendered.

The replacement option will have the same term as the underlying option with an exercise price equal to the fair market value of our Common Stock on the day on which the underlying option was exercised. Such replacement options, however, will not be granted to non-employee directors.

If an optionee disposes of shares of Common Stock acquired by the exercise of an incentive stock option prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale, the optionee must notify the Company of the disposition.

H.	GRANT AND TERMS OF STOCK APPRECIATION RIGHTS

Stock appreciation rights allow participants the opportunity to receive an amount equal to the appreciation of the value of the Common Stock above a base price level established by the Committee and payable in cash, stock or any other form approved by the Committee and consistent with the Plan. Stock appreciation rights may be granted to any employee selected by the Committee. The terms and conditions of stock appreciation rights will be set by the Committee. The base price level for a stock appreciation right will be not less than the fair market value of the underlying Common Stock on the date that the stock appreciation right is granted or, in the case of a stock appreciation right related to an option, the exercise price of the related option.

I.	GRANTS AND TERMS OF RESTRICTED STOCK AWARDS

Restricted stock awards are awards of shares of the Company’s Common Stock that are subject to a substantial risk of forfeiture until the shares vest. Although the shares are outstanding, they are generally evidenced only through book-entry records prior to the date the shares vest and stock certificates are issued to the participant. The

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terms and conditions of restricted stock awards will be set by the Committee and each restricted stock award will be evidenced by a written agreement setting forth such terms and conditions, which will include the number of shares of restricted stock subject to the Award, the purchase price (if any), the applicable vesting requirements and other restrictions on the shares.

You will generally forfeit all shares of restricted stock that you hold and that have not vested on the date you cease to be employed by (or in service to) the Company, except to the extent that your award agreement or another written agreement or memorandum of understanding with the Company expressly provides otherwise.

Shares of restricted stock that do not for any reason vest are returned to the Company and the participant will have no rights with respect to the returned shares. Generally speaking, participants are entitled to voting rights and dividend rights with respect to shares of restricted stock as a stockholder, but all voting and dividend rights will terminate to the extent that the restricted shares are forfeited prior to vesting.

Unless the Committee otherwise provides, you may not sell, hypothecate, pledge, transfer, or encumber restricted shares or otherwise use restricted shares to secure any debt until such time that the restrictions on the shares have lapsed and certificates representing the shares have been issued to you (or your legal representative or your beneficiary).

J.	GRANTS AND TERMS OF STOCK UNITS

A stock unit is a bookkeeping entry that represents one fictional share of the Company’s Common Stock and is used solely as a device to determine the number of shares of Common Stock that will eventually be distributed to the participant pursuant to the terms of the stock unit award. The terms and conditions of stock unit awards will be set by the Committee and will be evidenced by a written agreement setting forth such terms and conditions, which will include the number of stock units subject to your award, the applicable vesting requirements, and other restrictions on the stock units.

You will generally forfeit all stock units that you hold and that have not vested on the date you cease to be employed by (or in service to) the Company, except to the extent that your award agreement or another written agreement with the Company expressly provides otherwise.

Generally speaking, holders of stock units are not entitled to voting, dividends or other stockholder rights with respect to stock units. This is because the stock units are not outstanding shares of Common Stock. However, the Committee may provide for credits or payments of dividend equivalents with respect to stock units. A dividend equivalent right is the right to receive an amount equal to the cash dividend paid on a share of Common Stock for each stock unit credited to the participant’s stock unit account on the record date for that dividend. Stock units are non-transferable as described in Section S below.

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K.	OTHER SHARE-BASED AWARDS

Share-based awards provide participants with the opportunity to receive Common Stock, the right to purchase Common Stock, or other incentive awards that have a value related to our Common Stock. Examples of share-based awards that the Committee may grant include:

•	Phantom stock or units;

•	Performance stock or units;

•	Bonus stock; and

•	Dividend equivalent units.

The share-based awards will be in a form determined by the Committee and consistent with the Plan.

L.	CASH-BASED AWARDS

Cash-based awards are Awards that provide participants with the opportunity to earn cash payments based upon the level of performance relative to one or more performance goals established by the Committee for an award cycle consisting of any period of time up to five years. For each award cycle, the Committee will determine the terms of the cash-based award, including the size of such awards and the performance goals necessary to attain such awards.

M.	PERFORMANCE-BASED AWARDS

Awards may be issued as performance-based awards that qualify as special performance-based compensation within the meaning of Section 162(m) of the Code. The granting, vesting, and other terms of performance-based awards depend on the degree of achievement of specific and preestablished target levels established by the Compensation Committee with respect to one or more of the performance goals for the Company, or any division of the Company or its subsidiaries, or any of their divisions or other business units, or any groups thereof, as provided for under the Plan. Only employees and officers will be eligible to receive performance-based awards.

The maximum number of shares or share units that may be granted as performance-based awards during any one calendar year to any one participant under the Plan will not exceed 2,000,000, unless adjusted under the Plan. Awards canceled during the year will be counted against this limit to the extent required by Section 162(m) of the

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Code. The aggregate cash-based award paid in any one calendar year to any one participant as a special performance-based compensation will not exceed $2,500,000.

The Compensation Committee will have the discretion to determine the conditions, restrictions, and other limitations on the payment of performance based awards in accordance with the Plan and Section 162(m) of the Code. To the extent set forth in the award agreement, the Compensation Committee may reduce the amount payable in accordance with any standards of, or determinations by, the Compensation Committee in its sole discretion.

Appropriate adjustments to the performance targets for performance-based awards will be made by the Compensation Committee based upon objective criteria in the case of significant acquisitions or dispositions by the Company, or any extraordinary gains or losses, material changes in accounting principles or practices, or other events that were not anticipated (or the effects of which were not anticipated) at the time targets were established, if necessary to neutralize the effect of those events on the performance-based awards. In addition, the Compensation Committee may determine at the time the specific performance targets are established that adjustments will apply to the objective formula or standard with respect to the applicable performance target to take into account significant acquisitions or dispositions by the Company, extraordinary gains or losses, or material changes in accounting principles or practices that are anticipated to occur during the performance period. Unless the Compensation Committee designates another objective method of measurement, these adjustments will be determined in accordance with generally accepted accounting principles and standards.

The terms of performance-based awards will be interpreted and administered by the Compensation Committee in a manner consistent with the requirements for exemption of performance-based awards granted to any of our executive officers as “performance-based compensation” under Section 162(m) of the Code and regulations and other interpretations issued by the Internal Revenue Service thereunder.

Options and stock appreciation rights with an exercise price of not less than fair market value will satisfy the requirements for performance-based awards based solely on the requirements discussed above. All other Awards must also meet the following requirements to satisfy the requirements for performance-based awards under the Plan:

•	Any performance-based award will be designated as a performance based-award at the time of grant;

•	The performance goals will be one of the specific performance goals set forth in the Plan, and the specific performance targets with respect to the performance goals must be established by the Committee in advance of applicable deadlines under Section 162(m) and while the performance of the applicable performance goals remains substantially uncertain; and

•	Before any performance-based award is paid, the Compensation Committee must certify in writing (by resolution or otherwise)

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that the applicable performance goal(s) were satisfied; provided however, that a performance-based award may be paid even if the performance goal is not satisfied upon the occurrence of certain change of control events, as discussed below in “Corporate Transactions”.

N.	DIRECTOR OPTIONS

Non-employee directors are eligible to receive nonqualified stock options under the Plan. The exercise price of the director options will be the fair market value of the Common Stock on the date of grant. Each non-employee director on his or her date of election will automatically be granted an option to purchase a number of shares of Common Stock equal to 5,000 multiplied by a fraction, the numerator of which is the number of months that will lapse between the date that the new director is elected and the anticipated date of the Company’s next annual stockholders meeting, and the denominator of which is 12. In addition, on the date immediately following each annual meeting of stockholders, each non-employee director continuing in office will be granted an option to purchase 5,000 shares of Common Stock without any action by the Committee.

Each option will become exercisable in four equal installments on the first four anniversaries of the date of grant. Options issued to directors will expire ten years after the date of grant, or be terminated earlier as provided for below.

All options held by a non-employee director who is terminated by reason of death or disability will automatically vest and remain exercisable for a period of one year after the date of termination or until the expiration of the option, whichever occurs first. All options held by a non-employee director whose service terminates by reason of retirement will automatically vest and remain exercisable for a period of three years after the date of termination or until the expiration of the option, whichever occurs first. If a non-employee director’s services terminate for any other reason, the non-exercisable portion of his or her options will expire on the date of termination and exercisable portion of his or her options remain exercisable for three months, unless the option expires earlier by its own terms.

The exercise or purchase price of the Common Stock issuable pursuant to any non-employee director option granted under the Plan and any withholding obligation under applicable tax laws shall be paid by any combination of the following forms of payment: (i) cash, (ii) a check payable to the order of the Company, (iii) the delivery of shares of Common Stock, provided that any such shares used in payment shall have been owned by the participant at least six months prior to the date of exercise or (iv) notice and third party payment to the Company prior to any issue of stock and otherwise in accordance with all applicable legal requirements in such manner as may be authorized by the Committee for all participants. In the case of a payment by the means described in clause (iii) above, the value of the Common Stock to be so delivered shall be determined by reference to the fair market value of the Common Stock on the date as of which the payment is made.

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If a “change in control” occurs (as set forth in the Plan), all options held by non-employee directors will vest and remain exercisable for a period of one year after the date of such change in control or the expiration of the option, whichever occurs first. However, the options will expire on the date of the dissolution of the Company or on the date of a merger where the Company is not the surviving entity if no provision is made for the assumption or substitution of options.

O.	DIRECTOR STOCK UNITS

Non-employee director stock units are assets that have a value derived from the value of our Common Stock. Each non-employee director may elect to receive or defer the fees payable for his or her services as a director in the form of non-employee director stock units. The terms and provisions governing non-employee director stock units are set forth in Appendix A of the Plan.

P.	AWARDS GRANTED IN LIEU OF COMPENSATION

The Committee has the authority to grant shares of Common Stock or Awards in lieu of the Company’s obligation to pay cash or deliver other property under the Plan or any other compensatory arrangement. The Committee will determine the terms and conditions of such grants.

Q.	TERMINATION OF BENEFITS

The Committee may provide, with respect to any Award, that a participant who receives such Award (or his or her designated beneficiary or legal representative) will forfeit all unexercised Awards and all rights under the Plan if the participant:

•	Accepts employment with a competitor of the Company;

•	Engages without the Company’s consent in any activity in competition with the Company;

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•	Divulges without the Company’s consent any secret or confidential information belonging to the Company;

•	Engages in any other activities which would constitute grounds for termination for cause as set forth in the Plan; or

•	Is terminated for cause as set forth in the Plan.

R.	NO ADDITIONAL RIGHTS

Nothing in the Plan will give any employee, officer or director participating in the Plan any right to remain our employee, officer or director, or interfere with or restrict in any way our rights to discharge any such employee or officer at any time for any reason whatsoever, with or without cause. Participants shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date that the participant becomes the holder of record of such securities.

S.	TRANSFER RESTRICTIONS

Awards under the Plan may generally not be assigned or transferred except (i) by will or the laws of descent and distribution, (ii) as permitted by the Committee and set forth in the award agreement, (iii) the terms of a “qualified domestic relations order” (as defined in the Plan), or (iv) in the case of incentive stock options, as permitted by the Code. Generally, the restrictions on exercise and transfer of awards stated above will not be deemed to prohibit transfers for estate, financial planning, charitable purposes, or other transfers allowed by the Committee. During the lifetime of a participant, an Award shall be exercised only by the participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the above described transfer restrictions. The designation of a beneficiary shall not constitute a transfer prohibited under the Plan, subject to certain conditions.

T.	AMENDMENT AND TERMINATION

The Plan may be amended or terminated by the Board at any time, subject to any stockholder approval that may be required under applicable law. However, no amendment or termination of the Plan may impair the rights of a holder of an Award without his or her consent. Unless terminated earlier by the terms of the Plan, the Plan will terminate on May 2, 2020. The termination of the Plan will not affect the validity of any Award then outstanding under the Plan. During the lifetime of the participant the Award may only be exercised by the participant or his or her guardian or legal representative, except as expressly provided in the Plan or the award agreement.

U.	WITHHOLDING TAXES; HOLDING PERIOD

The Company may require you to discharge applicable withholding tax obligations. Shares of Common Stock held by or to be issued to you may be used to discharge tax withholding obligations related to exercise or receipt of an Award.

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Subject to the authority of the Committee, a minimum six-month period shall elapse between the date of initial grant of any option and the sale of the underlying shares of stock, and the Company may impose legend and other restrictions on the stock issued on exercise of the options to enforce this requirement.

V.	CORPORATE TRANSACTIONS

The Committee may provide by written agreement that a change in control as set forth in the Plan may affect Awards issued by the Company including the acceleration of any Award, the acceleration of certain limited benefits under any Award and the acceleration of any Award subject to certain conditions.

In addition to any terms provided for in the Award agreement, the Committee may also take other actions that it believes is necessary to ensure that Award recipients are treated equitably, including the extension of the period of time for purposes of exercising, vesting or realizing gain from an Award, the waiver of provisions imposed for the benefit of the Company, the provision for the cash settlements for the Awards based on their equivalent cash value, or any other modifications to that the Committee deems appropriate to protect the rights of Award recipients to the extent allowed under the Plan.

W.	RESALE RESTRICTIONS

This Prospectus does not cover resales of shares acquired under the Plan. However, most individuals may publicly resell shares acquired under the Plan without compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or registration under the Securities Act. However, officers or directors of the Company or persons who are otherwise deemed to be affiliates of the Company ordinarily may only publicly resell shares acquired under the Plan if they comply with the provisions of Rule 144, except for the holding period imposed by Rule 144.

Officers and directors of the Company must file certain reports with the Commission pursuant to Section 16 of the Exchange Act. These reports must reflect the number of shares of the Company’s equity securities owned, and any transactions in those securities, by the reporting person. Generally, the grant, exercise or payment of an award granted under the Plan must be reported on a Form 4 filed pursuant to these requirements. In addition, officers and directors of the Company may be liable to the Company under Section 16(b) of the Exchange Act for profit realized from any non-exempt purchase and sale (or sale and purchase) of shares of Common Stock or of any other “equity security” of the Company. Liability may be triggered when the non-exempt purchase of securities is made within six months before or after a non-exempt transaction in which those or other securities were sold (a sale for this purpose would include, for example and without limitation, a cashless exercise of a stock option through a broker). Section 16(b) liability is strictly applied and extends to derivative securities (e.g., options, warrants, and convertible or indexed securities) as well as shares Common Stock. If liability is triggered, the deemed “profits” from the matched transactions are recoverable by the Company. Engaging in sales and purchases (or purchases and sales) of the Company’s securities to avoid losses or for any other reason will not insulate a person from Section 16(b) liability. Officers and directors of the Company are advised to consult their individual counsel in this regard prior to any purchase, sale or other transaction in equity securities or derivative securities of the Company.

X.	FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary under current law of the material federal income tax consequences to participants in the Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as the alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on

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individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to you in light of your personal investment circumstances. This summarized tax information is not tax advice.

You are advised to consult your own advisor as to the specific tax consequences of participating in the Plan.

Nonqualified Stock Options. For federal income tax purposes, you generally will not recognize taxable income on the grant of a nonqualified stock option under the Plan, but will recognize ordinary income, and we generally will be entitled to a deduction, upon the exercise of a nonqualified stock option. The amount of income recognized (and the amount generally deductible by us) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. Your basis for the Common Stock for purposes of determining your gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date of exercise of the nonqualified stock option, and any subsequent gain or loss generally will be taxable as capital gain or loss.

Incentive Stock Options. There is no taxable income to you when you are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of tax preference” for you. Gain realized by you on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless you dispose of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to you. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent you must recognize ordinary income. An incentive stock option exercised more than three months after you retire, other than by reason of death or disability, will be taxed as a nonqualified stock option, and you will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by you.

Exercising Options with Shares of Stock. To the extent you pay all or part of the exercise price of a stock option by tendering shares of Common Stock you own, as authorized by the Committee, the tax consequences described above generally would apply. However, the number of shares received upon exercise equal to the number of shares surrendered in payment of the aggregate exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period which commences on the date of exercise.

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Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of an stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to you in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which you recognize as ordinary income.

Restricted Stock. If you are issued restricted stock, you generally will not have taxable income upon such issuance and we generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, you generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor (if any). If an election is made under Section 83(b) of the Code with respect to qualifying restricted stock, you generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price and we will be entitled to a corresponding deduction.

Stock Units. Generally speaking, stock units will not be taxed for income tax purposes until the year in which payment is actually made with respect to the stock units. If you are granted stock units, you will recognize taxable income when the shares payable in respect of your stock units are actually distributed to you. The amount of income that you will recognize with respect to the shares distributed will equal the fair market value of a share of the Company’s Common Stock on the distribution date multiplied by the number of shares distributed. We generally will be entitled to a compensation deduction for the same amount which you recognize as ordinary income. The income that you recognize with respect to the payment of your stock units will constitute ordinary income, not capital gain. You will pay federal income tax based on the tax rates in effect for the year in which you receive a payment.

The fair market value of the Company’s Common Stock that you receive with respect to your stock units (determined at the time the shares are distributed) will be your “tax basis” for the stock. If you later sell the stock, any gain or loss that you realize from the sale (determined based on your tax basis in the stock) will be taxable to you either as short-term or long-term capital gain or loss, depending on how long you own the shares before you sell them. Generally, the shares must be owned by you for at least one year before you sell them in order to qualify for long-term capital gain treatment.

Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including, for example, base salary, annual bonus, stock option exercises and nonqualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based compensation” established by an independent

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compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if (i) the Awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period and (iii) the compensation is based solely on an increase in the stock price after the grant date (i.e., the stock option or stock appreciation right exercise price is equal to or greater than the fair market value of the stock subject to the Award on the grant date). Awards granted under the Plan will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code unless such Awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by our stockholders.

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ATTACHMENT B

FORM OF RESTRICTED STOCK AWARD AGREEMENT

CATELLUS DEVELOPMENT CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

2000 PERFORMANCE AWARD PLAN

Participant Name:

Social Security Number:

No. of Restricted Shares:

Award Date:	, 2003

Vesting Schedule:	One-third on each of the first, second and third anniversaries of the Award Date.

This Restricted Stock Award Agreement (this “Agreement”) is entered into as of the Award Date set forth above by and between the employee named above (the “Participant”) and Catellus Development Corporation (“Catellus”) under the Catellus Development Corporation 2000 Performance Award Plan (the “2000 Plan”).

WITNESSETH

WHEREAS, under the terms of the Exchange Offer (defined below) described in the Exchange Offer Circular (defined below), certain holders of Eligible Options (defined below) may elect to exchange their Eligible Options for a restricted stock award (the “Restricted Stock Award” or “Award”) granted under the 2000 Plan;

WHEREAS, the Participant has elected to exchange his or her Eligible Options for a Restricted Stock Award.

NOW THEREFORE, in consideration of the cancellation of the Participant’s Eligible Options and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the same meaning as defined in the 2000 Plan. Whenever the following words or phrases are used herein with the first letter capitalized, they shall have the meanings specified below:

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Catellus means Catellus Development Corporation prior to the REIT Conversion and Catellus REIT after the REIT Conversion.

Catellus REIT means the real estate investment trust formed as part of the REIT Conversion and more fully described in the Exchange Offer Circular.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Eligible Options mean the Participant’s outstanding options to purchase Catellus Stock that had not become vested and exercisable as of December 1, 2002, as described in the Exchange Offer Circular.

Exchange Offer means the offer by Catellus Development Corporation that expired on October 29, 2003, to exchange Eligible Options for restricted shares of Catellus Stock or RSUs under the terms and conditions set forth in the Exchange Offer Circular.

Exchange Offer Circular means the document describing the offer to exchange Eligible Options for restricted shares of Catellus Stock or RSUs, dated October 1, 2003.

REIT Conversion means the transactions described in the Exchange Offer Circular to restructure the business operations of Catellus Development Corporation in order for it to be taxed as a real estate investment trust.

2000 Plan means the Catellus Development Corporation 2000 Performance Award Plan, as amended from time to time.

2.	Grant.

Subject to the terms of this Agreement, the Exchange Offer and the 2000 Plan, Catellus grants to the Participant a Restricted Stock Award with respect to an aggregate number of shares of its Common Stock, par value $.01 per share (the “Restricted Stock”) set forth above.

3.	Vesting.

This Award shall vest, and restrictions shall lapse, with respect to the portion of the total number of shares (subject to adjustment under the 2000 Plan) on each of the anniversaries of the Award Date until this Award is fully vested, as reflected in the vesting schedule above, subject to earlier termination as provided herein or in the 2000 Plan. A Change of Control will not accelerate vesting of this Award [include the following if the recipient has a memorandum of understanding or employment agreement with change of control provisions: unless otherwise provided in the Participant’s memorandum of understanding or employment agreement with Catellus or a Subsidiary].

4.	Continued Service Required.

The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the

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Participant to any proportionate vesting or avoid or mitigate any termination of rights and benefits upon or following a termination of employment as provided in Section 8 below or under the Plan.

5.	Dividend and Voting Rights.

After the Award Date, the Participant shall be entitled to dividends and voting rights with respect to the shares of Restricted Stock subject to this Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that cease to be eligible for vesting; provided further that the special earnings and profits dividend distribution anticipated to be made by Catellus in connection with the REIT Conversion shall, if made, be paid in shares of Restricted Stock and cash, with the percentage payable in cash equal to the maximum percentage of the earnings and profits distribution that may be paid in cash and the remainder payable in shares of Restricted Stock, which shall be subject to the same vesting schedule as the shares of Restated Stock to which they relate. (Any fractional shares will be paid in cash.)

6.	Restrictions on Transfer.

Prior to the time they become vested, neither the shares of Restricted Stock comprising this Award, nor any other rights of the Participant under this Agreement or the Plan may be assigned or transferred. Notwithstanding the foregoing, upon the divorce of the Participant, shares of Restricted Stock may be transferred to the Participant’s former spouse pursuant to a domestic relations order issued by a court of competent jurisdiction.

7.	Stock Certificates.

(a) Book Entry Form; Information Statement; Power of Attorney. Catellus shall issue the shares of Restricted Stock subject to this Award in book entry form, registered in the name of the Participant with notations regarding applicable restrictions on transfer. Concurrent with the execution and delivery of this Agreement, Catellus shall deliver to the Participant a written information statement with respect to such shares, and the Participant shall deliver to Catellus an executed stock power, in blank, with respect to such shares. The Participant, by acceptance of this Award, shall be deemed to appoint Catellus and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by Catellus hereunder) to Catellus as may be required pursuant to the 2000 Plan or this Agreement and to execute such documents as Catellus or such representatives deem necessary or advisable in connection with any such transfer.

(b) Certificates to be Held by Catellus; Legend. Any certificates representing Restricted Stock that the Participant may be entitled to receive from Catellus prior to vesting shall be redelivered to Catellus to be held by Catellus until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in an Agreement entered into between the

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registered owner and Catellus Development Corporation. A copy of such Agreement is on file in the office of the Secretary of Catellus Development Corporation, 201 Mission Street, Second Floor, San Francisco, California 94105.”

(c) Delivery of Certificates Upon Vesting. Promptly after the lapse or other release of restrictions, a certificate or certificates evidencing the number of shares of Catellus Stock as to which the restrictions have lapsed or been released or such lesser number as may be permitted pursuant to Section 10 of this Agreement shall be delivered to the Participant. The Participant shall deliver to Catellus any representations or other documents or assurances that Catellus may require to assure compliance with all applicable legal requirements. The shares so delivered shall no longer be restricted shares hereunder.

8.	Effect of Termination of Employment.

(a) Forfeiture after Certain Events. The Participant’s shares of Restricted Stock shall be forfeited to the extent such shares have not become vested upon the date the Participant is no longer employed by Catellus or a Subsidiary for any reason, whether with or without cause, voluntarily or involuntarily. If an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of all employees of that entity. Notwithstanding the foregoing, if the Participant ceases to be an employee of Catellus or any Subsidiary by reason of disability (defined as the inability of the Participant to continue to perform the Participant’s duties as determined by the Committee) or death, the following portion of the shares of Restricted Stock subject to this Award shall vest: (i) the number of shares of Restricted Stock subject to this Award multiplied by a fraction, the numerator of which is the number of months elapsed between the Award Date and the date of disability or death, and the denominator of which is the number of months between the Award Date and the date on which this Award would be fully vested under Section 3 of this Agreement without regard to any provision of this Section 8(a), less (ii) the number of shares of Restricted Stock already vested under Section 3 of this Agreement, if any, as of the date of disability or death.

(b) Return of Shares. Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares shall, without payment of any consideration by Catellus for such transfer, be automatically transferred to Catellus, without any other action by the Participant. Catellus may exercise its powers under Section 7(a) hereof and take any other action necessary or advisable to evidence such transfer. The Participant shall deliver any additional documents of transfer that Catellus may request to confirm the transfer of such unvested, forfeited shares to Catellus.

9.	Adjustments Upon Specified Events.

Upon the occurrence of certain events relating to Catellus Stock contemplated by Section 7 of the 2000 Plan, the Committee shall make adjustments if appropriate in the number and kind of securities that may become vested under an Award. If any adjustment shall be made under Section 7 of the 2000 Plan and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Stock” shall include “Restricted Property”, unless

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the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the Restricted Stock would have vested.

10.	Tax Withholding.

Catellus or the Subsidiary last employing the Participant shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the payment of dividends in respect of and with respect to the vesting of any Restricted Stock, but, in the alternative the Participant may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 6(a)(3) of the 2000 Plan and rules established by the Committee, to have the entity last employing the Participant withhold and reacquire shares of Restricted Stock at their Fair Market Value at the time of vesting to satisfy any withholding obligations of Catellus or a Subsidiary with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Committee, as the Committee may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

11.	Notices.

Any notice to be given under the terms of this Agreement shall be in writing, hand delivered or sent by first class or equivalent mail and addressed to Catellus at its principal office located at 201 Mission Street, Second Floor, San Francisco, California 94105, to the attention of the Corporate Secretary and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. The notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark.

12.	Coordination With the 2000 Plan.

This Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the 2000 Plan, which are incorporated herein by reference, to the extent such provisions are applicable to Awards granted to Employees. Any issues related to this Award that are not addressed in this Agreement shall be resolved by reference to the terms of the 2000 Plan document. The 2000 Plan shall control in the event of any conflict between the 2000 Plan and this Agreement. The Participant acknowledges receipt of a copy of the 2000 Plan. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the 2000 Plan that confer

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discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the 2000 Plan after the date hereof.

13.	Employment Rights.

Nothing in this Agreement or the 2000 Plan shall confer upon the Participant any right to continue in the employ of Catellus or a Subsidiary, constitute any contract or agreement of employment or affect the Participant’s status as an employee at will, nor shall interfere in any way with the right of Catellus or a Subsidiary to change the Participant’s compensation or other benefits, or to terminate the Participant’s employment with or without cause. Nothing in this Section 13, however, is intended to adversely affect any express independent right of the Participant under a separate employment agreement or memorandum of understanding.

14.	Limitation on Participant’s Rights.

Participation in the 2000 Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of Catellus as to amounts payable and shall not be construed as creating a trust.

15.	Captions.

The caption of the sections of this Agreement are for convenience only and will not control or affect the meaning or construction of any of its provisions.

16.	Amendment.

This Agreement may be amended in accordance with the terms of the 2000 Plan. Any such amendment must be in writing and signed by Catellus. The terms and conditions of this Award may not be restricted or limited by any amendment of this Agreement or the 2000 Plan without the Participant’s consent. Catellus may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date set forth above. By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof and of the 2000 Plan.

CATELLUS DEVELOPMENT CORPORATION (a Delaware corporation)		PARTICIPANT

By:
	[Name] [Title]	(Signature)

(Print Name)

(Address)

(City, State, Zip Code)

CONSENT OF SPOUSE

In consideration of Catellus’ execution of this Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the 2000 Plan.

[Signature of Spouse]	Date

[Print Name]

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ATTACHMENT C

FORM OF RSU AWARD AGREEMENT

CATELLUS DEVELOPMENT CORPORATION

RESTRICTED STOCK UNIT

AWARD AGREEMENT

2000 PERFORMANCE AWARD PLAN

Participant Name:

Social Security Number:

No. of Restricted Stock Units:

Award Date:	, 2003

Vesting Schedule:	One-third on each of the first, second and third anniversaries of the Award Date.

Payment Date:

This Restricted Stock Unit Award Agreement (the “RSU Agreement” or “Agreement”) is entered into as of the Award Date set forth above by and between the employee named above (the “Participant”) and Catellus Development Corporation (“Catellus”) under the Catellus Development Corporation 2000 Performance Award Plan (the “2000 Plan”).

WITNESSETH

WHEREAS, under the terms of the Exchange Offer (defined below) described in the Exchange Offer Circular (defined below), certain holders of Eligible Options (defined below) may elect to exchange their Eligible Options for a restricted stock units award (a “Restricted Stock Unit Award” or “Award”) granted under the 2000 Plan;

WHEREAS, the Participant has elected to exchange his or her Eligible Options for a Restricted Stock Unit Award.

NOW THEREFORE, in consideration of the cancellation of the Participant’s Eligible Options and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the same meaning as defined in the 2000 Plan. Whenever the following words or phrases are used herein with the first letter capitalized, they shall have the meanings specified below:

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Account means the account established for the Participant for bookkeeping purposes to which RSUs are credited in accordance with Section 3.

Beneficiary means the person or persons, or entity, entitled in accordance with Section 8 to receive all or a portion of the Participant’s RSU benefits upon the Participant’s death.

Catellus means Catellus Development Corporation prior to the REIT Conversion and Catellus REIT after the REIT Conversion.

Catellus REIT means the real estate investment trust formed as part of the REIT Conversion and more fully described in the Exchange Offer Circular.

Eligible Options mean the Participant’s outstanding options to purchase Catellus Stock that had not become vested and exercisable as of December 1, 2002, as described in the Exchange Offer Circular.

Exchange Offer means the offer by Catellus Development Corporation that expired on October 29, 2003, to exchange Eligible Options for restricted shares of Catellus Stock or RSUs under the terms and conditions set forth in the Exchange Offer Circular.

Exchange Offer Circular means the document describing the offer to exchange Eligible Options for restricted shares of Catellus Stock or RSUs, dated October 1, 2003.

Payment Date means the date set forth above that the Participant has chosen for the payment of the RSUs granted to him or her hereunder in exchange for his or her Eligible Options in connection with the Exchange Offer, which Payment Date is one of the following: the third anniversary of the Award Date, the fifth anniversary of the Award Date or the date of the Participant’s termination of employment with Catellus.

REIT Conversion means the transactions described in the Exchange Offer Circular to restructure the business operations of Catellus Development Corporation in order for it to be taxed as a real estate investment trust.

Restricted Stock Unit or RSU means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of Catellus Stock.

2000 Plan means the Catellus Development Corporation 2000 Performance Award Plan, as amended from time to time.

2.	Grant.

Subject to the terms of this RSU Agreement, the Exchange Offer and the 2000 Plan, Catellus grants to the Participant a Restricted Stock Unit Award with respect to the aggregate number of Restricted Stock Units set forth above.

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3.	Account.

Catellus will maintain an RSU bookkeeping account for the Participant. RSUs granted to the Participant in exchange for Eligible Options under the terms of the Exchange Offer and this RSU Agreement will be credited to the Participant’s Account as of the Award Date.

4.	Vesting and Termination of RSUs.

(a) General. The Participant shall become vested as to one-third of the RSUs credited to his or her Account on each of the first, second and third anniversaries of the Award Date provided that the Participant is still employed by Catellus or a Subsidiary on such date, subject to earlier termination as provided herein or in the 2000 Plan.

(b) Termination of Employment Prior to Full Vesting. If the Participant ceases to be employed by Catellus or a Subsidiary for any reason prior to vesting of all of the Participant’s RSUs, his or her unvested RSUs will immediately terminate without payment. The Participant shall have no further rights with respect to such terminated RSUs [include the following if the recipient has a memorandum of understanding or employment agreement that provides otherwise: unless otherwise provided in a memorandum of understanding or employment agreement between the Participant and Catellus or a Subsidiary.] If an entity ceases to be a Subsidiary, such action shall be deemed a termination of employment of all employees of that entity. Notwithstanding the foregoing, if the Participant ceases to be an employee of Catellus or any Subsidiary by reason of disability (defined as the inability of the Participant to continue to perform the Participant’s duties as determined by the Committee) or death, the following portion of the RSUs shall vest: (i) the number of RSUs subject to this Restricted Stock Unit Award multiplied by a fraction, the numerator of which is the number of months elapsed between the Award Date and the date of disability or death, and the denominator of which is the number of months between the Award Date and the date on which the RSUs would be fully vested under Section 4(a) of this RSU Agreement without regard to any provision of this Section 4(b), less (ii) the number of RSUs already vested under Section 4(a) of this RSU Agreement, if any, as of the date of disability or death.

(c) Change of Control. A Change of Control will not accelerate vesting of RSUs [include the following if the recipient has a memorandum of understanding or employment agreement with change of control provisions: unless otherwise provided in the Participant’s memorandum of understanding or employment agreement with Catellus or a Subsidiary]. However, payments of RSUs will be accelerated upon a Change of Control as provided in Section 7 of this RSU Agreement.

(d) Termination of RSUs upon Payment. An RSU will terminate upon the payment of that RSU in accordance with the terms hereof, and the Participant shall have no further rights with respect to such RSU.

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5.	Dividend Equivalents.

(a) Cash Dividends. The Participant shall be entitled to receive dividend equivalents in the form of cash with respect to the RSUs credited to his or her Account as Catellus declares and pays dividends on its Stock in the form of cash. The amount to be paid to the Participant as dividend equivalents will equal the amount of the dividend declared by Catellus on a share of its Stock and paid in cash multiplied by the number of RSUs credited to the Participant’s Account on the record date for that dividend. Catellus shall pay dividend equivalents to the Participant on or as soon as administratively practicable following the date that the corresponding dividend is paid to its stockholders generally.

(b) Stock Dividends. The Participant shall be entitled to receive dividend equivalents in the form of additional RSUs with respect to the RSUs credited to his or her Account as Catellus declares and pays dividends on its Stock in the form of Catellus Stock. The number of RSUs to be credited to the Participant’s Account as a dividend equivalent will equal the number of shares of Catellus Stock declared by Catellus on a share of its Stock multiplied by the number of RSUs credited to the Participant’s Account on the record date for that dividend. Catellus shall credit such additional RSUs to the Participant’s Account as of the date that the corresponding dividend is delivered to stockholders generally. (Fractional shares will be paid in cash.) RSUs credited as dividend equivalents will be vested to the same extent as the RSUs to which they relate.

(c) Special Earnings and Profits Distribution. The special earnings and profits dividend distribution anticipated to be made by Catellus in connection with the REIT Conversion shall, if made, be deemed for purposes of this Section 5 to be a dividend declared and paid in the form of cash and Catellus Stock, with the percentage payable in cash equal to the maximum percentage of the earnings and profits distribution that may be paid in cash and the remainder payable in Catellus Stock. Accordingly, the deemed cash portion of such distribution attributable to the RSUs credited to the Participant’s Account shall be paid in cash to the Participant pursuant to Section 5(a), and the deemed Stock portion shall be credited to the Participant’s Account as additional RSUs pursuant to Section 5(b).

6.	Adjustments.

The number of RSUs credited to the Participant’s Account may be adjusted for a Change of Control, recapitalization, merger or other events in accordance with the terms of the 2000 Plan.

7.	Payment.

The Participant will receive a distribution of that number of shares of Catellus Stock equal to the number of vested RSUs then credited to his or her Account on or as soon as administratively practicable after the Payment Date, but in no event later than ninety (90) days after the Payment Date. Notwithstanding the foregoing, in the event of a Change of Control, the Participant will receive a distribution of that number of shares of Catellus Stock equal to the number of vested RSUs then credited to his or her Account on or as soon as administratively

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practicable, but in no event later than ninety (90) days, after the date of the Change of Control, and shall receive a distribution or distributions of that number of shares of Catellus Stock equal to the number of any RSUs that are not vested as of the date of the Change of Control on or as soon as administratively practicable, but in no event later than ninety (90) days, after the date or dates (if any) that such RSUs become vested.

8.	Beneficiaries.

(a) The Participant shall have the right, at any time, to designate any person or persons as Beneficiaries (both primary and contingent) to whom payment with respect to the RSUs credited to his or her Account will be made in the event of the Participant’s death. The Beneficiary designation will be effective when it is received in writing by the Committee during the Participant’s lifetime on a form prescribed by the Committee.

(b) The receipt of a new valid Beneficiary designation by the Committee will cancel all prior Beneficiary designations. Any finalized divorce or marriage of a Participant subsequent to the date of a Beneficiary designation will revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary, and unless in the case of marriage the Participant’s new spouse previously was designated as Beneficiary. The spouse of a married Participant must consent in writing to any designation of a Beneficiary other than the spouse.

(c) If the Participant fails to validly designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to the complete distribution of the Participant’s RSU benefits, then the Committee will direct the payment of the Participant’s remaining benefits to the Participant’s surviving spouse, or if there is no surviving spouse, to the Participant’s estate.

9.	Restrictions on Transfer.

RSU awards may not be alienated, assigned, transferred, pledged or hypothecated by the Participant to any person or entity at any time in any manner whatsoever. Notwithstanding the foregoing, upon the divorce of the Participant, RSU awards may be transferred to the Participant’s former spouse pursuant to a domestic relations order issued by a court of competent jurisdiction.

10.	No Stockholder Rights.

The Participant has no rights as a stockholder of Catellus with respect to the RSUs credited to his or her Account, including, but not limited to: (a) voting rights, (b) dividend rights (other than dividend equivalent rights set forth in Section 5), (c) the right to participate in or affect the management, control or fundamental changes in the business or existence of Catellus, and (d) the right to participate in or affect the issuance of additional securities by Catellus. The Participant shall have no rights as a stockholder of Catellus with respect to shares of Stock of

5

Catellus distributed with respect to his or her RSUs until the date the Participant becomes the holder of record of such shares of Catellus Stock.

11.	Claims Procedure.

(a) Initial Claim. If the Participant believes that he or she is being denied an RSU benefit to which he or she is entitled, such Participant should file a written request with the Committee setting forth the basis of his or her claim. The Committee will notify the Participant in writing of its decision with respect to the Participant’s claim within 90 days after the claim is received by the Committee. If the claim is denied, the Committee’s notice will set forth (i) the specific reasons for the denial, (ii) a specific reference to the provisions of the 2000 Plan or this RSU Agreement on which the denial is based, (iii) a description of any additional information or material necessary for the Participant to perfect his or her claim and a description of why it is needed, and (iv) an explanation of the claims review procedures set forth in this RSU Agreement and other appropriate information as to the steps to be taken if the Participant wishes to have the claim denial reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee will notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

(b) Review of Claim Denial. If the Participant’s claim for RSU benefits is denied or if the Participant believes that he or she is entitled to greater or different RSU benefits, the Participant will have the opportunity to have the claim denial reviewed by the Committee by filing a petition for review with the Committee within 60 days after receipt of the claim denial notice issued by the Committee. Said petition will state the specific reasons which the Participant believes entitle him or her to RSU benefits or to greater or different RSU benefits. Within 60 days after receipt by the Committee of the petition, the Committee will afford the Participant (and counsel, if any) an opportunity to present his or her position to the Committee orally or in writing, and the Participant (or counsel) will have the right to review any pertinent documents. The Committee will notify the Participant of its decision in writing within the 60-day period, stating specifically the basis for its decision, written in a manner calculated to be understood by the Participant and identifying the specific provisions of the 2000 Plan or this RSU Agreement on which the decision is based. If, because of special circumstances, the 60-day period is insufficient, the decision may be deferred for up to another 60-day period at the election of the Committee and notice of this deferral will be given to the Participant. In the event of the death of the Participant, the same procedures will apply to the Participant’s Beneficiaries.

(c) Exhaustion of Claims Procedures. The claims procedures set forth in this Section 11 shall be strictly adhered to by the Participant or his or her Beneficiary, and the Participant or Beneficiary may not commence any arbitration proceeding pursuant to Section 12 hereof until the procedures set forth in this Section 11 have been exhausted in full.

12.	Dispute Arbitration.

If, upon the completion of the claims procedures described in Section 11, the Participant or Beneficiary is dissatisfied with the Committee’s decision on review, the matter shall be

6

resolved through final and binding arbitration. Unless the Participant’s memorandum of understanding or employment agreement provides otherwise, such arbitration shall be held in San Francisco, California, in accordance with California Civil Procedure Code Sections 1282-1284.2 (excluding Sections 1283 and 1283.05). The arbitration shall be before a single neutral arbitrator mutually agreed upon by the parties. In the event that the parties are unable to agree upon an arbitrator, the arbitrator shall be selected pursuant to California Civil Procedure Code Section 1281.6. If the Participant or Beneficiary does not submit a request for arbitration within 30 days of receipt of the Committee’s written decision on review, the Participant or Beneficiary will be bound by the Committee’s determination on review and may not thereafter be entitled to a review of the Committee’s determination by an arbitrator or a court.

13.	Employment Rights.

Nothing in this RSU Agreement, nor the existence of RSUs credited to the Participant’s Account, shall confer upon the Participant any right to continue in the employ of Catellus or a Subsidiary, constitute any contract or agreement of employment or affect the Participant’s status as an employee at will, nor shall interfere in any way with the right of Catellus or a Subsidiary to change the Participant’s compensation or other benefits, or to terminate the Participant’s employment with or without cause. Nothing in this Section 13, however, is intended to adversely affect any express independent right of the Participant under a separate employment agreement or memorandum of understanding.

14.	Unfunded Plan.

Amounts payable in respect of the RSUs will be payable from the general assets of Catellus and no special or separate reserve, fund or deposit will be made to assure payment of such amounts. The Participant, any Beneficiary or any other person will not have any right, title or interest in any fund or in any specific asset of Catellus by reason of any RSU or this RSU Agreement. Neither the provisions of this RSU Agreement (or of any related documents), nor the creation, adoption or maintenance of the 2000 Plan, nor any action taken pursuant to the provisions of the 2000 Plan or this RSU Agreement will create, or be construed to create, a trust of any kind or a fiduciary relationship between Catellus or a Subsidiary and the Participant or any Beneficiary or other person. To the extent that the Participant or any Beneficiary or other person acquires a right to receive payment or distribution pursuant to any RSU, such right will be no greater than the right of any unsecured general creditor of Catellus.

15.	Tax Withholding.

Upon payment of dividend equivalents and/or the distribution of shares of Catellus Stock in respect of a Participant’s Account, Catellus or the Subsidiary last employing the Participant shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that Catellus or the Subsidiary may be required to withhold with respect to such payment or distribution or (b) deduct from any amount payable to the Participant the amount of any taxes which Catellus or the Subsidiary may be required to withhold with respect to such payment or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Catellus Stock under this RSU Agreement, the

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Committee may permit the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have Catellus or the Subsidiary reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

16.	Continued Service Required.

The vesting schedule applicable to unvested RSUs requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this RSU Agreement. Partial service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate any termination of rights and benefits upon or following a termination of employment.

17.	Captions.

The captions of the sections of this RSU Agreement are for convenience only and will not control or affect the meaning or construction of any of its provisions.

18.	Validity.

If any provision of this RSU Agreement is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of this RSU Agreement.

19.	Applicable Law.

The terms and conditions of the RSUs will be governed and construed in accordance with the laws of California.

20.	Expenses.

Expenses and fees incurred in connection with administering RSU awards shall be paid by Catellus. The Committee is authorized to employ such legal counsel and consultants as it may deem advisable to assist in the performance of its administrative duties.

21.	Notice.

Any notice to be given under the terms of this Agreement shall be in writing, hand delivered or sent by first class or equivalent mail and addressed to Catellus at its principal office located at 201 Mission Street, Second Floor, San Francisco, California 94105, to the attention of the Corporate Secretary and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other. The notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark.

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22.	Coordination with the 2000 Plan.

This Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the 2000 Plan, which are incorporated herein by reference, to the extent such provisions are applicable to Awards granted to Employees. Any issues related to this Award that are not addressed in this Agreement shall be resolved by reference to the 2000 Plan document. The 2000 Plan shall control in the event of any conflict between the 2000 Plan and the Agreement. The Participant acknowledges receipt of a copy of the 2000 Plan. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the 2000 Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the 2000 Plan after the date hereof.

23.	Amendment.

This RSU Agreement may be amended in accordance with the terms of the 2000 Plan. Any such amendment must be in writing and signed by Catellus. The terms and conditions of RSUs may not be restricted or limited by any amendment of this RSU Agreement or the 2000 Plan without the Participant’s consent. Catellus may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties have executed this RSU Agreement as of the Award Date set forth above. By the Participant’s execution of this RSU Agreement, the Participant agrees to the terms and conditions hereof and of the 2000 Plan.

CATELLUS DEVELOPMENT CORPORATION (a Delaware corporation)		PARTICIPANT

By:
	[Name] [Title]	(Signature)

(Print Name)

(Address)

(City, State, Zip Code)

9

CONSENT OF SPOUSE

In consideration of Catellus’ execution of this RSU Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the 2000 Plan.

[Signature of Spouse]	Date

[Print Name]

10

ATTACHMENT D

SELECTED FINANCIAL DATA

Catellus Development Corporation

Summary Financial Data

(Dollars in thousands, except per share amounts and ratios)

	6/30/03	12/31/02	12/31/01
BALANCE SHEET
Properties, net of accumulated depreciation	$2,063,171	$2,048,158	$1,921,951
Other assets and deferred charges, net	$299,902	$273,853	$167,305
Cash and cash equivalents	$204,186	$274,927	$222,695
Total Assets	$2,662,419	$2,695,449	$2,415,515

Mortgage and other debt	$1,482,178	$1,500,955	$1,310,457
Deferred income taxes	$315,630	$318,970	$290,658
Stockholders’ Equity	$612,522	$545,969	$435,257
Total Liabilities and Stockholders’ Equity	$2,662,419	$2,695,449	$2,415,515

	For the periods ended
	6/30/03	12/31/02	12/31/01
STATEMENT OF OPERATIONS
Rental revenue	$148,567	$266,951	$232,106
Property operating costs	$(39,600)	$(71,559)	$(61,704)
Sales revenue	$32,910	$139,604	$245,804
Cost of sales	$(23,253)	$(89,661)	$(149,698)
Equity in earnings of joint ventures, net	$13,940	$37,509	$34,811
Income from continuing operations	$38,095	$87,150	$96,621
Net income	$42,665	$100,656	$96,521

	For the periods ended
	6/30/03	12/31/02	12/31/01
Income per common share from continuing operations:
Basic	$0.44	$1.00	$0.97
Diluted	$0.42	$0.97	$0.94

Net income per common share:
Basic	$0.49	$1.16	$0.97
Diluted	$0.47	$1.13	$0.94

Ratio of earnings to fixed charges:	2.19	2.34	2.61

Book value per share (diluted):	$6.71	$6.07	$4.89